                                                                    Exhibit 99.3
================================================================================


                           SHARE PURCHASE AGREEMENT

                                 by and among

                              PHJ&W NO. 2 LIMITED
                             XPEDITE SYSTEMS, INC.

                                      and
                                      the
                    SHAREHOLDERS OF XPEDITE SYSTEMS LIMITED
                          Dated as of August 8, 1997


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

                               TABLE OF CONTENTS

                                                                      PAGE

ARTICLE I   Purchase and Sale of the Shares...........................  2
      SECTION 1.01.  Purchase and Sale of the Shares..................  2
      SECTION 1.02.  Adjustments......................................  5
      SECTION 1.03.  Modification of Option Agreement;
                     Termination of Option Agreement..................  7
      SECTION 1.04.  Epstein Put/Call Agreement.......................  8

ARTICLE II  Representations and Warranties of APAX.................... 10
      SECTION 2.01.  Organization and Standing........................ 10
      SECTION 2.02.  [INTENTIONALLY OMITTED].......................... 11
      SECTION 2.03.  Capitalization................................... 11
      SECTION 2.04.  Absence of Equity Investments.................... 12
      SECTION 2.05.  Liabilities and Obligations of the Company....... 12
      SECTION 2.06.  Tax Matters...................................... 13
      SECTION 2.07.  Title to Property and Related Matters............ 16
      SECTION 2.08.  Real Property Owned or Leased.................... 16
      SECTION 2.09.  Personal Property Owned or Leased................ 17
      SECTION 2.10.  Accounts Receivable.............................. 18
      SECTION 2.11.  Agreement Does Not Violate Other Instruments..... 18
      SECTION 2.12.  Absence of Changes............................... 19
      SECTION 2.13.  Litigation....................................... 21
      SECTION 2.14.  Licenses and Permits; Compliance With Law........ 21
      SECTION 2.15.  Contracts, Etc................................... 21
      SECTION 2.16.  Licenses; Trademarks; Trade Names; Etc........... 24
      SECTION 2.17.  Insurance........................................ 25
      SECTION 2.18.  Employee Benefit Plans........................... 26
      SECTION 2.19.  Labor Relations; Employees....................... 28
      SECTION 2.20.  Compensation..................................... 28
      SECTION 2.21.  Investment Banking Fees, Brokers and Finders..... 29
      SECTION 2.22.  Tariffs.......................................... 29
      SECTION 2.23.  Customers and Suppliers.......................... 29
      SECTION 2.24.  Environmental Compliance......................... 30
      SECTION 2.25.  Change of Control Provisions..................... 31
      SECTION 2.26.  Improper and Other Payments...................... 31
      SECTION 2.27.  Minute Books..................................... 31
      SECTION 2.28.  Accounts......................................... 32
      SECTION 2.29.  Accuracy of Representations...................... 32

ARTICLE III Representations and Warranties of the Shareholders........ 33
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                                                                      PAGE

      SECTION 3.01.  Ownership of the Shares.......................... 33
      SECTION 3.02.  Authorization.................................... 33
      SECTION 3.03.  No Conflict or Violation......................... 33
      SECTION 3.04.  Brokers' Fees.................................... 34

ARTICLE IV  Representations and Warranties of Xpedite and Purchaser... 35
      SECTION 4.01.  Corporate Organization........................... 35
      SECTION 4.02.  Authorization.................................... 35
      SECTION 4.03.  Agreement Does Not Violate Other Instruments..... 35
      SECTION 4.04.  Brokers and Finders.............................. 36

ARTICLE V   Interpretation and Survival of
            Representations and Warranties............................ 36
      SECTION 5.01.  Interpretation................................... 36
      SECTION 5.02.  Reliance by Purchaser............................ 37
      SECTION 5.03.  Survival......................................... 37

ARTICLE VI  Covenants................................................. 37
      SECTION 6.01.   Regular Course of Business....................... 37
      SECTION 6.02.   Capital Changes.................................. 39
      SECTION 6.03.   Dividends........................................ 39
      SECTION 6.04.   Capital Expenditures............................. 39
      SECTION 6.05.   Indebtedness..................................... 40
      SECTION 6.06.   Property......................................... 40
      SECTION 6.07.   Loans............................................ 40
      SECTION 6.08.   Other............................................ 40
      SECTION 6.09.   Interim.......................................... 40
      SECTION 6.10.   Consents......................................... 40
      SECTION 6.11.   Access........................................... 40
      SECTION 6.12.   Notice of Transfer............................... 41
      SECTION 6.13.   [INTENTIONALLY OMITTED].......................... 41
      SECTION 6.14.   Further Assurances............................... 41
      SECTION 6.15.   No Solicitation or Negotiation................... 41
      SECTION 6.16.   Public Announcements............................. 42
      SECTION 6.17.   Authorized Share Capital......................... 42
      SECTION 6.18.   Expenses......................................... 43
      SECTION 6.19.   Escrow of Eagle Shares........................... 43
      SECTION 6.20.   Modifications to Buyback Agreement............... 43
      SECTION 6.21.   Waiver of Pre-emption Rights..................... 43
      SECTION 6.22.   Transfers by Eagle............................... 43

ARTICLE VII  Conditions to the Obligations of the Purchaser............ 44
      SECTION 7.01.   Representations and Warranties; Performance...... 44
      SECTION 7.02.   Consents and Approvals........................... 44
      SECTION 7.03.   Litigation....................................... 45

                                                                       PAGE

      SECTION 7.04.   APAX Letter of Credit............................ 45
      SECTION 7.05.   No Material Adverse Change....................... 45
      SECTION 7.06.   Options.......................................... 45
      SECTION 7.07.   Employment Agreement............................. 46
      SECTION 7.08.   Buyback Agreement................................ 46
      SECTION 7.09.   Satisfaction of Financial Assistance
                      Requirements..................................... 46
      SECTION 7.10.   Share Certificates; Redemption of A Prefs........ 46

ARTICLE VIII  Conditions to the Obligations of the Shareholders........ 46
      SECTION 8.01.   Representations and Warranties; Performance...... 47
      SECTION 8.02.   Consents and Approvals........................... 47
      SECTION 8.03.   No Proceeding or Litigation...................... 47
      SECTION 8.04.   Purchaser Letter of Credit....................... 47

ARTICLE IX    Closing.................................................. 47
      SECTION 9.01.   Closing.......................................... 47

ARTICLE X     Termination.............................................. 51
      SECTION 10.01.  Termination Events............................... 51
      SECTION 10.02.  Effect of Termination............................ 52

ARTICLE XI    Liability to Purchaser................................... 53
      SECTION 11.01.  Integration...................................... 53
      SECTION 11.02.  Projections...................................... 53
      SECTION 11.03.  Disclosed Matters................................ 53
      SECTION 11.04.  Survival Period.................................. 54
      SECTION 11.05.  No Rescission.................................... 55
      SECTION 11.06.  Mitigation....................................... 55
      SECTION 11.07.  Offset; Increase................................. 56
      SECTION 11.08.  DeMinimis Claims; Basket......................... 56
      SECTION 11.09.  Maximum Liability................................ 57
      SECTION 11.10.  Third Party Recoveries........................... 57
      SECTION 11.11.  Subsequent Recovery.............................. 57
      SECTION 11.12.  Purchase Price Reduction......................... 58
      SECTION 11.13.  Actual Damages................................... 58
      SECTION 11.14.  Contingent Liability............................. 58
      SECTION 11.15.  Application of Credits, etc...................... 58
      SECTION 11.16.  Single Recovery.................................. 58
      SECTION 11.17.  [INTENTIONALLY OMITTED].......................... 59
      SECTION 11.18.  Shareholders' Indemnity.......................... 59
      SECTION 11.19.  Settlement of Claims............................. 59
      SECTION 11.21.  Reservation...................................... 61

ARTICLE XII  Miscellaneous............................................. 61
      SECTION 12.01.  Expenses......................................... 61

                                                                       PAGE


      SECTION 12.02.  Headings......................................... 61
      SECTION 12.03.  Notices.......................................... 62
      SECTION 12.04.  Assignment....................................... 64
      SECTION 12.05.  Complete Agreement............................... 64
      SECTION 12.06.  Waivers.......................................... 64
      SECTION 12.07.  Counterparts..................................... 64
      SECTION 12.08.  Governing Law.................................... 64
      SECTION 12.09.  Arbitration...................................... 64
      SECTION 12.10.  Accounting Terms................................. 65
      SECTION 12.11.  Parties.......................................... 65
      SECTION 12.12.  Legal Remedies................................... 65
      SECTION 12.13.  Schedules........................................ 66
      SECTION 12.14.  Xpedite Guarantee................................ 66

EXHIBIT A             Form of Buyback Agreement
EXHIBIT B             APAX Letter of Credit
EXHIBIT C             Form of Employment Agreement with David Proctor
EXHIBIT D             Rules with Respect to Arbitration Proceedings
EXHIBIT E             Form of Closing Date Certificate

SCHEDULE 1            Ownership of Shares (excluding Eagle)
SCHEDULE 1A           Ownership of Shares (including Eagle)
SCHEDULE 1.02         Audit Policies*
SCHEDULE 1.02(a)      Projected Balance Sheet*
SCHEDULE 2.01(b)      Subsidiaries; Jurisdictions of Organization*
SCHEDULE 2.01(c)      Organizational Documents of Subsidiaries*
SCHEDULE 2.03         Conversion Rights*
SCHEDULE 2.05(a)(i)   Company Financial Statements*
SCHEDULE 2.05(a)(ii)  Material Liabilities*
SCHEDULE 2.06(b)      Unpaid Taxes*
SCHEDULE 2.06(c)(i)   Encumbrances Relating to Taxes*
SCHEDULE 2.06(c)(ii)  Jurisdictions in Which Returns Have Been
                      Examined or Statute of Limitations Has Run*
SCHEDULE 2.06(c)(iii) Unpaid Deficiencies Resulting from Audits or
                      Examinations and Material Issues Raised*
SCHEDULE 2.06(c)(iv)  Returns Under Audit and Outstanding Subpoenas*
SCHEDULE 2.06(d)      Tax Extensions; Powers of Attorney*
SCHEDULE 2.06(e)      Consolidated Groups; Tax Jurisdictions*
SCHEDULE 2.06(f)      Tax Sharing Agreements*
SCHEDULE 2.06(g)      Inclusions in Income*
SCHEDULE 2.06(h)      Nexus Jurisdictions*
SCHEDULE 2.07         Encumbrances*
SCHEDULE 2.08         Real Property; Encumbrances; Defaults*
SCHEDULE 2.09         Personal Property; Leases; Defaults*
SCHEDULE 2.10         Receivables Deemed Uncollectible*
SCHEDULE 2.11         Conflicts, Consents, etc.*
SCHEDULE 2.12         Absence of Changes*
SCHEDULE 2.13         Litigation*
SCHEDULE 2.14         Permits; Violations*
SCHEDULE 2.15         Material Contracts; Defaults*
SCHEDULE 2.16         Licenses; Trademarks; Tradenames*
SCHEDULE 2.17         Insurance Policies; Claims; Denials of Coverage*
SCHEDULE 2.18         Benefit Plans; Withdrawal Liability; Unfunded Benefits*
SCHEDULE 2.19         Labor Relations; Unions; Foreign Plans*
SCHEDULE 2.20         Compensation*
SCHEDULE 2.21         Brokers*
SCHEDULE 2.22         Tariffs*
SCHEDULE 2.23         Customers*
SCHEDULE 2.28         Accounts*
SCHEDULE 6.04         Budgeted Capital Expenditures*
SCHEDULE 6.06         Commitments with Respect to Property*
SCHEDULE 7.02         Consents*

* The registrant has omitted these schedules to the Share Purchase Agreement. The registrant agrees to furnish copies of all such schedules, to the extent they are available to the registrant, to the Commission upon request.

                             INDEX OF DEFINITIONS

DEFINITION                                               SECTION

"A Prefs".............................................   Section 1.01
"Adjusted Purchase Price".............................   Section 1.02(a)
"Adjustment Statement"................................   Section 1.02(b)
"Affiliated Group"....................................   Section 2.06(a)
"Agreement"...........................................   Introduction
"APAX"................................................   Article II
"APAX Letter of Credit"...............................   Section 7.04
"Applicable Laws".....................................   Section 2.11(c)
"Balance Amount"......................................   Section 1.01
"Base Balance Sheet"..................................   Section 2.05
"Base Net Asset Value"................................   Section 1.02(a)
"Breakup Amount"......................................   Section 10.02
"Buyback Agreement"...................................   Introduction
"Closing".............................................   Section 9.01
"Closing Date"........................................   Section 9.01
"Closing Date Balance Sheet"..........................   Section 1.02(a)
"Closing Date Net Asset Value"........................   Section 1.02(a)
"Company".............................................   Introduction
"Company Financial Statements"........................   Section 2.05
"Contested Adjustment Notice".........................   Section 1.02(b)
"Contested Adjustments"...............................   Section 1.02(b)
"Conversion Rights"...................................   Section 2.03(b)
"Covered Taxes".......................................   Section 2.06(b)
"Disclosure Letter"...................................   Section 11.03(c)
"Eagle"...............................................   Introduction
"Eagle Shares"........................................   Introduction
"Employment Agreement:................................   Section 7.07
"Encumbrances"........................................   Section 2.03(a)
"Environmental Laws"..................................   Section 2.24
"Epstein Shares"......................................   Section 1.04(a)
"Epstein Put/Call Purchase Price".....................   Section 1.04(a)
"Exercise Notice".....................................   Section 1.06(a)
"Exit Bonus Scheme"...................................   Section 2.20
"Finally Determined"..................................   Section 11.19
"GAAP"................................................   Section 2.05
"Governmental Authority" .............................   Section 2.11(c)
"Hazardous Materials".................................   Section 2.24
"Indebtedness"........................................   Section 1.01
"Independent Accountant"..............................   Section 1.02(b)
"Judgment" ...........................................   Section 2.11(c)
"June 1997 Accounts" .................................   Section 2.05
"Legal Action"........................................   Section 2.13
"Material Adverse Change" ............................   Section 7.05
"Material Adverse Effect" ............................   Section 2.01(a)
"Material Contracts"..................................   Section 2.15
"Morgan Stanley Fee"..................................   Section 2.21
"Net Asset Value".....................................   Section 1.02(a)
                                     -vii-

DEFINITION                                               SECTION

"1995/1996 Accounts" .................................   Section 2.05
"Option Agreement" ...................................   Introduction
"Options".............................................   Section 2.03(a)
"Permits".............................................   Section 2.14
"Person"..............................................   Section 2.11(b)
"Personal Property"...................................   Section 2.09
"Plans"...............................................   Section 2.18(a)
"Purchase Price"......................................   Section 1.01
"Purchaser Letter of Credit"..........................   Section 8.04
"Qualifying Claim" ...................................   Section 11.08
"Return" or "Returns".................................   Section 2.06(a)
"Settlement Amount Certificate".......................   Section 1.02(b)
"Share" or "Shares"...................................   Introduction
"Shareholder" or "Shareholders".......................   Introduction
"Subsidiary"..........................................   Section 2.01(a)
"Tax" or "Taxes"......................................   Section 2.06(b)
"Taxing Authority"....................................   Section 2.06(a)
"Xpedite".............................................   Introduction

                           SHARE PURCHASE AGREEMENT


       This SHARE PURCHASE AGREEMENT (collectively with the Schedules, Exhibits, Disclosure Letter and other attachments hereto, the "AGREEMENT"), dated as of August 8, 1997, is entered into by and among PHJ&W No. 2 LIMITED, an English corporation (Registration No. 3406448) (the "PURCHASER"), XPEDITE SYSTEMS, INC., a Delaware corporation ("XPEDITE"), and the shareholders of XPEDITE SYSTEMS LIMITED, an English corporation (Registration No. 2778084) (the "COMPANY") listed on SCHEDULE 1 attached hereto (each, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS" but, for the avoidance of doubt, the terms "SHAREHOLDER" and "SHAREHOLDERS" shall not include Eagle (as defined below) unless the Buyback Agreement (as defined below) is terminated).

       WHEREAS, the Shareholders own all of the issued ordinary and preference share capital of the Company (other than the "A PREFS" (as hereinafter defined) and the Ordinary Shares of (pound)1.00 each in the capital of the Company subject to the provisions of the Buyback Agreement) (individually, a "SHARE" and collectively, the "SHARES"), in the amounts indicated on SCHEDULE 1 attached hereto.

       WHEREAS, Xpedite, the Company and the Shareholders are parties to that certain Put and Call Option Agreement dated as of January 29, 1993 (as amended through the date hereof, the "OPTION AGREEMENT") in which the parties thereto set forth certain agreements regarding the ability of a party to either "put" or "call" the Shares as more fully set forth in the Option Agreement.

       WHEREAS, Xpedite has formed Purchaser for the purpose of purchasing the Shares.

       WHEREAS, the Shareholders desire to sell to Purchaser, and Purchaser desires to purchase from the Shareholders, the number of Shares set forth opposite their respective names on SCHEDULE 1 attached hereto or, in the event the Buyback Agreement is terminated, SCHEDULE 1A attached hereto, in accordance with the terms and provisions of this Agreement.

       WHEREAS, on the date of this Agreement, the Company and Eagle Nominees Limited ("EAGLE") have entered into a conditional sale and purchase agreement (the "BUYBACK AGREEMENT") in the form of EXHIBIT A attached hereto for the acquisition by the Company of 48,334 Ordinary Shares (the "Eagle Shares") of (pound)1.00 each in the capital of the Company from Eagle for a consideration of $10,773,935 subject to compliance with the Companies Act 1985.

       WHEREAS, the Buyback Agreement will automatically terminate if there is an outstanding objection under Section 176 of the Companies Act 1985 at Closing in which event Eagle will become a "Shareholder" for purposes of this Agreement and the Eagle Shares shall be treated as "Shares" for purposes hereof.

       NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

       SECTION 1.01. PURCHASE AND SALE OF THE SHARES.
                     -------------------------------

       At the Closing (as defined in SECTION 9.01), (a) each Shareholder (other than Marc Epstein), in reliance on the representations, warranties and covenants of Purchaser and Xpedite contained herein and subject to the terms and conditions of this Agreement, shall sell with full title guarantee to Purchaser all of the Shares set forth opposite such Shareholder's name on SCHEDULE 1 hereto or, in the event the Buyback Agreement is terminated, SCHEDULE 1A hereto; and (b) Purchaser, in reliance on the representations, warranties and covenants of the Company and the Shareholders contained herein and subject to the terms and conditions of this Agreement, shall purchase the Shares (including the Epstein Shares (as defined in SECTION 1.04) which ordinary shares are subject to the provisions of SECTION 1.04) from the Shareholders in the proportions set forth in SCHEDULE 1 or, in the event the Buyback Agreement is terminated, in the proportions set forth in SCHEDULE 1A , for the aggregate cash purchase price equal to $76,226,065 (or $87,000,000, in the event the Buyback Agreement is terminated and the Eagle Shares are purchased pursuant hereto) MINUS the nominal amount outstanding of the 17.5% cumulative redeemable "A" preference shares (the "A PREFS"), in the capital of the Company, and any premiums and interest thereon (accrued down to the Closing Date) and penalties (if any) with respect thereof, and MINUS Indebtedness (as defined below) of the Company outstanding on the Closing Date including, but not limited to, any overdrafts and indebtedness to N.M. Rothschild & Sons Limited ("PURCHASE PRICE"), which Purchase Price shall be allocated among the Shareholders as set forth on SCHEDULE 1 or SCHEDULE 1A attached hereto, as applicable. For purposes of this Agreement, the term "INDEBTEDNESS" of a Person at a particular date shall mean all obligations for borrowed money of such Person (other than trade debt incurred in the ordinary course of business) which in accordance with GAAP (as defined in SECTION 2.05 hereof) would be classified upon a balance sheet as liabilities, including all indebtedness, debt and similar monetary obligations of such Person, whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of, interest on, and penalties with respect to, such indebtedness. Not later than two business days prior to the Closing Date, the Shareholders shall deliver to Purchaser (i) an estimated consolidated balance sheet of the Company, prepared in good faith, as of the close of business on the last day of the month immediately preceding the Closing Date (as defined in SECTION 9.01 hereof); provided that where the Closing is delayed pursuant to SECTION 9.01 and consequently the Closing Date is before the 15th day of a month, the Shareholders shall deliver to Purchaser a consolidated balance sheet of the Company prepared in good faith as of the close of business on the last day of the second to last month immediately preceding the Closing Date, and (ii) a statement of aggregate revenues and page count, on a weekly basis, for each week (or portion thereof) in the period from the date of the balance sheet of the Company delivered pursuant to clause (i) of this sentence to the day before such delivery. Not later than October 31, 1997, Xpedite shall provide the Shareholders with evidence that it has received financing commitments (subject to customary closing conditions) in an amount of at least $87,000,000. The Purchase Price will be paid by Purchaser as follows:

                   (i) at the Closing, $57,000,000 shall be delivered to either Shareholders' solicitors, Hammond Suddards, or to such other persons that the Shareholders specify, whose respective bank account details will be provided to Purchaser not less than 7 days prior to the Closing in cash by wire transfer in immediately available funds, which $57,000,000 will be applied in accordance with SECTION 9.01(b)(i); provided that the amounts applied pursuant to SECTION 9.01(b)(i)

      (First) and (Second) shall be contributed to the Company for the purpose of redeeming the A Prefs and completing the Buyback Agreement, respectively; and

                   (ii) six months after the Closing Date, the remaining balance of the Purchase Price (after taking into account any adjustment to be made pursuant to SECTION 1.02) ("BALANCE AMOUNT") shall be delivered to Hammond Suddards, or to such other persons that the Shareholders specify, for the benefit of all the Shareholders in cash by wire transfer in immediately available funds, LESS the amount of the Epstein Put/Call Purchase Price which shall be paid in accordance with
      SECTION 1.04; PROVIDED, that in the event of a dispute over the calculation of the Balance Amount, such Balance Amount shall be payable on the later of (i) the date ten (10) days after the final calculation of the Balance Amount pursuant to SECTION 1.02(b) hereof, or (ii) the date six months after the Closing Date; PROVIDED, FURTHER, that in the event of a dispute over the adjustment to the Purchase Price pursuant to SECTION 1.02(b) hereof, Purchaser shall pay the undisputed portion of the Balance Amount on the date six months after the Closing Date. Notwithstanding anything contained in this Agreement to the contrary, in the event David Proctor has not purchased at least $2.0 million of Xpedite common stock (which Xpedite hereby irrevocably covenants to issue to David Proctor upon such payment being made) within six months after the Closing Date, as required by the Employment Agreement (as defined in SECTION 7.07), the Purchaser shall have the right to withhold the payment of the Balance Amount until such time as David Proctor has purchased $2.0 million of Xpedite stock. In addition, APAX agrees that the Purchaser has a right of set-off of $172,000 against APAX, which amount may be withheld by the Purchaser from APAX's portion of the Balance Amount.

       Upon delivery to Hammond Suddards or to such other persons that the Shareholders specify, of any payment described in this SECTION 1.01, neither the Purchaser nor Xpedite shall have any liability with respect to such payment to any party.

       Subject to Section 1.02 hereof, nothing contained in this Agreement shall require that, in order to purchase the Shares the Purchaser will pay more than an aggregate sum of $76,226,065 (in the event the Buyback Agreement is in effect) or $87,000,000 (in the event the Buyback Agreement has been terminated pursuant to Clause 5.2 of the Buyback Agreement), LESS the nominal amount outstanding of the A Prefs on the Closing Date (and any premiums and interest thereon accrued down to the Closing Date and penalties (if any) in respect thereof), LESS the amount of Indebtedness of the Company outstanding on the Closing Date, and LESS the amount of the Epstein Put/Call Purchase Price (as defined in SECTION 1.04), as adjusted pursuant to SECTION 1.02 hereof.

       SECTION 1.02.    ADJUSTMENTS.
                        -----------


       (a) Within sixty (60) days after the Closing Date, the Purchaser shall prepare, in a manner consistent with the procedures and policies, bases and methods of valuation adopted in the preparation of the audited accounts of the Company for the year ending December 31, 1996 as detailed in SCHEDULE 1.02, and deliver to the Shareholders a consolidated balance sheet of the Company (the "CLOSING DATE BALANCE SHEET") as at the end of the calendar month prior to the month in which the Closing takes place (but, for the avoidance of doubt, without taking into account the effect of the transactions described in SECTION 9.01(b)(i) and (if the Buyback Agreement is not terminated) the completion of the Buyback Agreement). The parties shall have the right to dispute the Closing Date Balance Sheet as provided in SECTION 1.02(b) hereof. The Purchase Price payable to the Shareholders shall be increased, where the Closing Date Net Asset Value, as defined below, is more than the Base Net Asset Value, as defined below, or reduced, where the Closing Date Net Asset Value is less than the Base Net Asset Value, by the difference between the Closing Date Net Asset Value and the Net Asset Value, as defined below, of the Company as of the end of the calendar month prior to the month in which the Closing takes place (the "BASE NET ASSET VALUE"), as shown in the projected balance sheets of the Company attached as SCHEDULE 1.02(a). For purposes of this Agreement, the term "NET ASSET VALUE" shall mean the total assets MINUS total liabilities of the Company (calculated in a manner consistent with the calculation of the Base Net Asset Value) as of the end of a particular month, and the term "CLOSING DATE NET ASSET VALUE" shall be the Net Asset Value shown on the Closing Date Balance Sheet, and in each case, the Net Asset Value shall be expressed in U.S. Dollars based upon an exchange rate from Pounds Sterling equal to the average daily closing exchange rate as reported in the Wall Street Journal for the five business days immediately prior to the third business day prior to the date following six (6) months after Closing; PROVIDED, FURTHER, that for purposes of calculating "Net Asset Value" the amount of liability for amounts owed by the Company to Xpedite shall not exceed one month of Xpedite's royalty charges to the Company. The amount of the Purchase Price, as adjusted pursuant to this SECTION 1.02, shall be referred to herein as the "ADJUSTED PURCHASE PRICE" provided always that the adjustment to the Purchase Price shall not in any event be more than $1,500,000 up or down.

       (b) The Shareholders shall have until thirty (30) days after the delivery of the Closing Date Balance Sheet to them to review such statement and propose any adjustments thereto. The Purchaser agrees that it shall provide the Shareholders and their accountants access during normal business hours to review and, where reasonable, take copies of, the Company's books and records for all relevant periods in connection with the Shareholders' review of the Closing Date Balance Sheet and proposal of adjustments with respect thereto in accordance with this SECTION 1.02(b). All adjustments proposed by the Shareholders shall be set out in detail in a written statement delivered to Purchaser (an "ADJUSTMENT STATEMENT") and shall be incorporated into the Closing Date Balance Sheet unless Purchaser shall object in writing to such proposed adjustment within fifteen
(15) days after delivery by the Shareholders to Purchaser of such Adjustment Statement. If Purchaser does object in writing within fifteen (15) days to any such proposed adjustment (the proposed adjustment or adjustments to which Purchaser objects, hereinafter the "CONTESTED ADJUSTMENTS" and Purchaser's objection notice, hereinafter, a "CONTESTED ADJUSTMENT NOTICE"), then Purchaser and the Shareholders shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within fifteen (15) days after Purchaser delivers to the Shareholders the relevant Contested Adjustment Notice, the Shareholders and Purchaser shall promptly retain Arthur Andersen & Co. (the Leeds, England office) (the "INDEPENDENT ACCOUNTANT") to resolve any remaining disputes concerning the Contested Adjustments. Within fifteen (15) days after the Independent Accountant is retained, (i) Purchaser and the Shareholders shall each submit to the Independent Accountant in writing their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) Purchaser and the Shareholders shall cause the Independent Accountant to, within thirty (30) days after receiving the positions of both Purchaser and the Shareholders and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall (in the absence of manifest error) be final and binding on, and nonappealable by, Purchaser and the Shareholders. The fees and expenses of the Independent Accountant incurred in connection with the procedure set forth in this SECTION 1.02(b) shall be borne by Purchaser and the Shareholders in proportion to the difference between the Closing Date Net Asset Value last claimed by each such party in the Adjustment Statement or Contested Adjustment Notice immediately prior to the retention of such Independent Accountant and the Closing Date Net Asset Value as determined by the Independent Accountant in its final decision as set forth in its Settlement Amount Certificate (as hereinafter defined) (E.G., if Purchaser claims a Closing Date Net Asset Value of Three Hundred Thousand Pounds Sterling ((pound)300,000), the Shareholders claim a Closing Date Net Asset Value of Five Hundred Thousand Pounds Sterling ((pound)500,000) and the Settlement Amount Certificate establishes a Closing Date Net Asset Value of Four Hundred Fifty Thousand Pounds Sterling ((pound)450,000) then the costs of the Independent Accountant would be borne Seventy-Five Percent (75%) by Purchaser and Twenty-Five Percent (25%) by the Shareholders. The decision of the Independent Accountant shall also include a certificate (the "SETTLEMENT AMOUNT CERTIFICATE") of the Independent Accountant setting forth the final amount of the Closing Date Net Asset Value and the amount, if any, by which the second installment of the Purchase Price payable six months after the Closing shall be increased or reduced. The Closing Date Balance Sheet shall be deemed to include all undisputed adjustments and those adjustments made by the decision of the Independent Accountant in resolving the Contested Adjustments.

       (c) For the avoidance of doubt, Purchaser shall, subject to the time limits imposed by this SECTION 1.02, be entitled to cause the Company to take such steps as Purchaser decides necessary (including, but not limited to, obtaining rulings from relevant Governmental Authorities) in order to prepare and finalize the Closing Date Balance Sheet.

       SECTION 1.03. MODIFICATION OF OPTION AGREEMENT; TERMINATION OF OPTION AGREEMENT. The parties hereto agree that in the event this Agreement is terminated for whatever reason then the Option Agreement shall as of the date of such termination be amended so that the definition of "MC" contained in the Schedule of the Option Agreement shall in the event of a "put" or "call" option being exercised pursuant to the Option Agreement in January 1998 (but not in connection with an exercise at any other time) be as follows: "means (a) INC's total equity value (as represented by the average market capitalization of all INC's Stock in issue on (i) the last 20 trading days prior to December 31, 1997 or (ii) the 20 trading days commencing on the 30th day after the termination of the Share Purchase Agreement dated as of August 8, 1997 among PHJ&W No. 2 Limited, Xpedite Systems, Inc. and APAX and Mr. Proctor and others (as amended, the "Purchase Agreement"), whichever period begins later, including, but without limitation, all ordinary and preferred stock including accrued and unpaid interest and dividends) and (b) any amount paid by INC within the last 6 months of the date falling 30 days after the termination of the Purchase Agreement, other than funds representing profits from operations, to redeem, repurchase or retire any preferred stock." The parties hereto also agree that the definition of "CP" shall be calculated by reversing the expenses booked by the Company that are associated with the Exit Bonus Scheme and the Morgan Stanley Fee (each as defined herein). The parties hereto further agree that upon the unconditional purchase and sale of the Shares on the Closing Date, the Option Agreement shall be automatically terminated without any further action of the parties, shall be of no further force or effect and no party shall have any rights, liability or obligation to any other party thereunder with respect thereto. For the avoidance of doubt, in connection with the exercise of a "put" or "call" option under the Option Agreement other than in January 1998, the definition of "MC" shall remain as set forth in the Option Agreement as of the date hereof.

       SECTION 1.04. EPSTEIN PUT/CALL AGREEMENT. (a) At any time on or after August 1, 1998, the Purchaser shall have the right to purchase from Marc Epstein all, but not less than all, of the 10,000 ordinary shares of(pound)1.00 eACH in the capital of the Company beneficially owned by Marc Epstein (the "EPSTEIN SHARES"), and Marc Epstein shall have the right to cause the Purchaser to purchase all, but not less than all, the Epstein Shares, for a cash purchase price equal to the proportion of the Adjusted Purchase Price due to Marc Epstein as set out in SCHEDULE 1 or SCHEDULE 1A, as the case may be (the "EPSTEIN PUT/CALL PURCHASE PRICE"). Each of the Purchaser and Marc Epstein, as the case may be, may exercise their rights under this SECTION 1.04(a) by giving written notice thereof to the other party ("EXERCISE NOTICE"). The closing for the purchase and sale of the Epstein Shares (the "EPSTEIN PUT/CALL CLOSING") shall take place on the date that is five (5) days after receipt by the Purchaser or Marc Epstein, as the case may be, of the Exercise Notice from the other party or such other date as may be mutually agreed upon by the Purchaser and Marc Epstein. It shall be a condition precedent to the Purchaser's obligation to consummate the Epstein Put/Call Closing that (i) the representations and warranties made by Marc Epstein in Article III hereof with respect to the Epstein Shares and to himself are true and correct in all material respects as of such date, (ii) Marc Epstein will in connection with such Epstein Put/Call Closing execute and deliver to Xpedite at Closing a Noncompetition and Nondisclosure Agreement in a form reasonably satisfactory to Xpedite (both parties agreeing to negotiate in good faith) and (iii) Marc Epstein shall have complied with the provisions of
Section 1.04(c). At the Epstein Put/Call Closing, the Epstein Put/Call Purchase Price shall be paid in cash by the Purchaser to Marc Epstein by wire transfer to an account designated by Marc Epstein and Marc Epstein shall deliver to the Purchaser a certificate or certificates representing the Epstein Shares, together with a duly executed stock transfer form in respect of the Epstein Shares in favor of the Purchaser (or to such other Person as the Purchaser may designate).

       (b) From the date hereof until the date of the Epstein Put/Call Closing, Marc Epstein shall not sell, transfer, pledge, hypothecate, or otherwise dispose of any of the Epstein Shares or any interest in or portion thereof, or any rights appurtenant thereto. Effective as of Closing, Marc Epstein hereby appoints the Purchaser as his attorney to attend any and all meetings of the shareholders of the Company, to vote all of the share capital of the Company owned by Marc Epstein, to give or withhold a written consent in connection with any solicitation of consents and to represent and otherwise to act for him in matters involving the Company and its business in the same manner and with the same effect as if done by him. This power of attorney shall be irrevocable. Marc Epstein hereby authorizes the Purchaser to substitute any other Person to act pursuant to this power of attorney, to revoke any substitution and to file this power of attorney and any substitution or revocation with the Secretary of the Company. Marc Epstein agrees to execute such instruments as the Purchaser may request in order to evidence the granting of this power of attorney.

       (c) Within ten (10) days after the execution of this Agreement, Marc Epstein shall deposit the certificate(s) representing the Epstein Shares with the Company to be held in escrow in accordance with the terms of this Agreement. Such Epstein Shares shall be released from the provisions of this escrow as follows: (a) to the Purchaser, upon the consummation of the transactions contemplated by this SECTION 1.04, or (b) to Marc Epstein, in the event this Agreement is terminated for any reason.

       (d) For the avoidance of doubt, Marc Epstein agrees to (i) take all reasonable steps required by the Company to satisfy all requirements under English law to enable the Company to lawfully make the payments contemplated by the Exit Bonus Scheme and the Morgan Stanley Fee and (ii) give consent in favor of the Company granting to Xpedite's financing sources guarantees of Xpedite's indebtedness including, without limitation, voting his shares in favor of any resolution approving such guarantees.


                                  ARTICLE II

                        Representations and Warranties
                                    oF APAX
                        ------------------------------

       Apax Partners & Co. Ventures Limited ("APAX")(in its capacity as manager of Apax Ventures IV and as manager of Apax IV International Partners LP) hereby represents and warrants to Purchaser as follows:

       SECTION 2.01. ORGANIZATION AND STANDING.
                     -------------------------

       (a) Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases. The Company and each of its Subsidiaries is now duly qualified to transact business and in good standing as a foreign corporation in all jurisdictions in which the character of the property owned or leased by it and the nature of the business conducted by it require such qualification, except where failure to be qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Company's Subsidiaries has no assets or liabilities (save for cash and receivables not exceeding (pound)50,000 in the aggregate) and does not engage in any active operations. For purposes of this Agreement, a "MATERIAL ADVERSE EFFECT" is a material adverse effect on the business or prospects of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, a "SUBSIDIARY" of any Person is any corporation, partnership, joint venture or other legal entity of which a majority of all outstanding shares of capital stock or other equity interests (the holders of which are ordinarily and generally entitled to vote for the election of the members of the board of directors or other governing body thereof) is owned, directly or indirectly, by such Person (either alone or through or together with any other Subsidiary). For purposes of this Agreement, "so far as APAX is aware" or any similar expression shall be restricted to mean APAX's actual knowledge having made reasonable enquiry of David Proctor.

       (b) SCHEDULE 2.01(b) sets forth a list of the Company's Subsidiaries and the jurisdiction of incorporation or organization of each such Subsidiary.

       (c) True, correct and complete copies of the Memorandum and Articles of Association, Certificate of Incorporation, Certificates of Incorporation on Change of Name and Articles of Association of the Company and each of its Subsidiaries are attached hereto as SCHEDULE 2.01(c).

       SECTION 2.02. [INTENTIONALLY OMITTED]

       SECTION 2.03. CAPITALIZATION.
                     --------------

       (a) The authorized share capital of the Company is (pound)12,059,205 divided into 2,712,094 A Preference Shares of (pound)1.00 each (of which 2,644,033 are in issue and fully paid), 6,238,778 B Preference Shares of (pound)1.00 each (none of which are in issue) 2,775,000 Preference Shares of (pound)1.00 each (of which 2,375,000 are in issue and fully paid), 250,000 A Ordinary Shares of (pound)1.00 each (all of which are in issue and fully paid) and 83,333 Ordinary Shares of (pound)1.00 each (of which 60,000 are in issue and fully paid, 3,267 are held under options by David Proctor and 20,066 are the subject of options issued under the Company's Share Option Scheme disclosed in the Disclosure Letter (as defined in SECTION 11.03(c)) (the "OPTIONS")). Save for the 48,334 Ordinary Shares which are the subject of the Buyback Agreement and the A Prefs, the Shares to be sold by the Shareholders pursuant to this Agreement constitute all of the issued share capital of the Company. All of the issued share capital of the Company is validly issued, fully paid, and not subject to any capital call (I.E., are non-assessable).

All of the outstanding share capital of each of the Company's Subsidiaries is validly issued, fully paid non-assessable and is owned directly or indirectly by the Company free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, rights of pre-emption, mortgages, indentures or easements (collectively "ENCUMBRANCES") of any nature.

       (b) Except as set forth on SCHEDULE 2.03 or in the Disclosure Letter, there are no other shares in the share capital of the Company or any of its Subsidiaries, or securities convertible into or exchangeable or exercisable for shares of the Company or any of its Subsidiaries, outstanding, and there are no outstanding options, warrants, rights, contracts, commitments, understandings, arrangements or claims of any character by which the Company or any of its Subsidiaries is or may become bound to create, allot, issue, transfer, sell, redeem, repurchase or otherwise acquire or retire any shares or other ownership interest of the Company or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for any such shares or other ownership interest (all of the foregoing being called "CONVERSION RIGHTS"). There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the shares of the Company or any of its Subsidiaries. No holder or beneficiary of any Conversion Rights shall be entitled to receive any consideration with respect thereto not expressly contemplated by this Agreement.

       SECTION 2.04. ABSENCE OF EQUITY INVESTMENTS. Neither the Company nor any of its Subsidiaries, either directly or indirectly, owns legally or beneficially any shares or other equity interests in any Person (as defined in SECTION 2.11(b)) other than the Company's ownership of the Subsidiaries.

       SECTION 2.05. LIABILITIES AND OBLIGATIONS OF THE COMPANY. The consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1995 and December 31, 1996 and the related profit and loss account and related cash flows for the respective years and periods then ended, including the notes thereto and the reports thereon of Price Waterhouse, chartered accountants (the "1995/1996 ACCOUNTS") and the Company's unaudited consolidated balance sheet and related consolidated profit and loss account and cash flows for the six-month period ended June 30, 1997 (the "JUNE 1997 ACCOUNTS" and, collectively with the 1995/1996 Accounts, the

"COMPANY FINANCIAL STATEMENTS"), are attached hereto as SCHEDULE 2.05(a)(i). The Company Financial Statements present fairly the consolidated financial position and the results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated on the Company Financial Statements, in each case in conformity with generally accepted accounting principles in the United Kingdom ("GAAP"), consistently applied during such periods. The Company and its Subsidiaries did not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except (1) as disclosed, reflected or reserved against in the balance sheet dated as of June 30, 1997 (the "BASE BALANCE SHEET") included in the Company Financial Statements and the notes thereto and (2) for liabilities set forth on SCHEDULE 2.05(a)(ii). The Company has complied in all respects with the accounts and audit requirements of the UK Companies Act 1985 and is fully up-to-date with all its accounts and other statutory filing obligations at Companies House.

       SECTION 2.06. TAX MATTERS.
                     -----------

       (a) All federal, state, national, foreign and local tax returns and tax reports, if any, required to be filed with respect to the business and assets of the Company and its Subsidiaries and any consolidated, combined, unitary, affiliated or aggregate group of which the Company or any of its Subsidiaries is or has ever been a member (an "AFFILIATED GROUP"), have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct and complete in all material respects as amended, if appropriate. For purposes of this Agreement, (A) "TAXING AUTHORITY" shall mean any domestic, foreign, federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any Taxing authority or any other authority exercising Tax regulatory authority (including, without limitation, the Inland Revenue and H.M. Customs and Excise); and (B) "RETURN" or "RETURNS" shall mean all returns, declarations of estimated Tax payments, reports, estimates, information returns and statements, including any related or supporting information filed with respect to any of the foregoing, maintained, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

       (b) All federal, state, national, foreign and local income, profits, franchise, sales, use, value added, occupation, property, excise, payroll, wage withholding and all other taxes, fees, charges, assessments, duties or similar charges of any kind whatsoever (including interest, fines, penalties and additions) ("TAX" or "TAXES"), if any, payable by the Company or its Subsidiaries or relating to or chargeable against its assets, revenues or income through June 30, 1997 were fully and timely paid by such date or provided for by adequate liabilities and reserves on the Base Balance Sheet and all similar items due through the date of the Closing Date Balance Sheet ("COVERED TAXES") will have been fully and timely paid by that date or provided for by adequate liabilities and reserves on the Closing Date Balance Sheet in accordance with GAAP consistently applied during such periods. There are no pending claims of insufficiency of payments or assertions of any deficiency for any Taxes, or of any adjustments to any tax item or attribute, of the Company or any of its Subsidiaries and except as scheduled, no audits or investigations of which the Company is aware which may lead to such claims. Except as set forth in SCHEDULE 2.06(b), none of the Company, any of its Subsidiaries or any Affiliated Group is a party to any action for assessment or collection of Covered Taxes. All material payments of estimated Taxes required to be made with respect to the Company or any of its Subsidiaries under any provision of Applicable Law have been made. The provision for taxation shown on the Base Balance Sheet and the Closing Date Balance Sheet adequately reflects, in accordance with GAAP, consistently applied during such periods, the liability for unpaid Taxes (including deferred Taxes, any Taxes not yet due and payable that are properly accruable as of the date thereof and any Taxes that are being contested) of the Company and its Subsidiaries as of the date of the Base Balance Sheet and the date of the Closing Date Balance Sheet, respectively.

       (c) Except as set forth on SCHEDULE 2.06(c)(i), no Encumbrances or liens relating to Taxes exist with respect to any of the assets or properties of the Company or any of its Subsidiaries. Except as set forth in SCHEDULE 2.06(c)(ii), no statute of limitations period with respect to any Tax liability of, or Return filed by, the Company, any Subsidiary or any Affiliated Group, has expired. Except as set forth on SCHEDULE 2.06(c)(iii), each deficiency resulting from any audit or examination relating to Covered Taxes by any Taxing Authority has been paid and no material issues were raised (either orally or in writing) by the relevant Taxing Authority during any such audit or examination that might apply to taxable periods other than the taxable period to which such audit or examination related. Except as set forth on SCHEDULE 2.06(c), (A) no Taxing Authority has given notice (either orally or in writing), nor is APAX otherwise aware, that any Returns of the Company, any of its Subsidiaries or any Affiliated Group has ever been audited or examined by any Taxing Authority, (B) no Taxing Authority has given notice (either orally or in writing) that it will commence any such audit or examination and (C) there are no outstanding subpoenas or requests for information with respect to the Company, any of its Subsidiaries or any Affiliated Group.

       (d) Except as set forth in SCHEDULE 2.06(d), there is no agreement, waiver, consent or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes and no power of attorney with respect to any Covered Taxes has been executed or filed permitting any Person other than the Company to file any Return or conduct any proceedings with any Taxing Authority.

       (e) Except as set forth in SCHEDULE 2.06(e), none of the Company or any of its Subsidiaries has been a member of any affiliated, consolidated, combined, unitary or aggregate group for purposes of filing Returns or paying Taxes at any time. SCHEDULE 2.06(e) lists each jurisdiction in which the Company or any of its Subsidiaries joins or has joined, or is or has ever been required to join, in filing any consolidated, combined, unitary or aggregate Return and lists the other corporations and/or other persons that were included or were required to be included in filing such Return.

       (f) Except as set forth in SCHEDULE 2.06(f), none of the Company, any of its Subsidiaries or any Affiliated Group is or has been a party to or is or ever was bound by any written agreement, written arrangement or written practice with respect to Taxes except published agreements, arrangements or practices (including any Tax sharing agreements with any of its affiliates, or with any Taxing Authority). The Company has delivered to Purchaser complete and accurate copies of any such written agreement, arrangement or practice.

       (g) Except as set forth on SCHEDULE 2.06(g), none of the Company or any of its Subsidiaries will be required in a taxable period beginning on or after the Closing Date to include any amount in income pursuant to any provisions of applicable federal, national, state, local or foreign law), solely by reason of a change in accounting methods made before the date hereof.

       (h) SCHEDULE 2.06(h) lists each country, county, local, municipal or foreign jurisdiction in which the Company or any of its Subsidiaries files, has during the past five (5) years filed, is required to file or has during the past five (5) years been required to file a Return or is or has been liable for Tax on a "nexus" or any other basis.

       (i) All copies of Tax documents, schedules, lists and other information provided by the Company or any of its Subsidiaries to Purchaser are true, complete and correct copies of the originals in all material respects.

       (j) All taxes required to be withheld, collected or deposited by the Company or any of its Subsidiaries have been withheld, collected or deposited when due or required by Applicable Law and, to the extent required, have been paid to the relevant Taxing Authority.

       (k) The Company has not, during the period commencing five (5) years prior to the date hereof, acquired, either directly or through any of its Subsidiaries, any corporation that was a member of any Affiliated Group that included any corporation that was not also acquired, either directly or through any of its Subsidiaries, by the Company.

       SECTION 2.07. TITLE TO PROPERTY AND RELATED MATTERS. The Company and each of its Subsidiaries has good and marketable title to all the real and personal property reflected on the Base Balance Sheet or subsequently acquired (except for properties or interests in properties sold or otherwise disposed of since the date of the Base Balance Sheet in the ordinary course of business) free and clear of all Encumbrances, except for (w) contractual retention of title prior to payment, (x) mechanics', workmen's, or other like liens arising or incurred in the ordinary course of business, (y) encumbrances or other imperfections of title, if any, which do not materially affect the marketability of the property subject thereto and do not materially impair the use of the property subject thereto as presently conducted, and (z) except as reflected on SCHEDULE 2.07.

       SECTION 2.08. REAL PROPERTY OWNED OR LEASED. SCHEDULE 2.08 contains a list of all real estate owned or leased (where the aggregate payments remaining under such lease aggregate (pound)20,000 or more) by the Company and each of its Subsidiaries and identifies the owner or lessor thereof. All of such real estate and the improvements thereon are in (given its age and subject to normal wear and tear) reasonably good condition and working order. With respect to real estate owned, the Company or the Subsidiary identified on SCHEDULE 2.08, as applicable, has good and marketable title in fee simple thereto and (save for landlord's fixtures and fittings) owns all improvements (including buildings and other structures) thereon, subject only to those Encumbrances, if any, which are listed on SCHEDULE 2.08. So far as APAX is aware, with respect to real estate leased, except as may be set forth on SCHEDULE 2.08 (i) all such leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (ii) there have not been and there currently are not any material defaults thereunder by any party; (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord to terminate the lease; and (iv) the continuation, validity and effectiveness of all such leases under the current rentals and other current material terms thereof will in no way be affected by the transactions contemplated hereby, except where the failure of same will not in any case result in damage to the Company or any of its Subsidiaries in excess of (pound)20,000. Neither the Company nor any of its Subsidiaries has received any notice of any failure of the improvements on such real estate to conform to all Applicable Laws.

       SECTION 2.09. PERSONAL PROPERTY OWNED OR LEASED. SCHEDULE 2.09 includes a list of each item of machinery, equipment, office furniture, automobiles, trucks and other personal property (collectively, the "PERSONAL PROPERTY") of the Company included in the Base Balance Sheet at a depreciated book value of more than (pound)1,000. Except for ANY Personal Property with Xpedite for repair and except as set forth in SCHEDULE 2.09, the Personal Property in the aggregate is in reasonably good condition and working order, and each individual item of Personal Property which would cost in excess of (pound)1,000 to replace is in reasonably goOD condition and working order (subject to fair wear and tear).
SCHEDULE 2.09 also contains a list of each lease or other agreement under which the Company or any of its Subsidiaries leases, licenses, holds or operates any item of Personal Property under which the amount payable exceeds (pound)5,000 PER year, and identifies the lessee, licensee, holder or operator thereof. Except for inaccuracies in (i), (ii), or (iii) below which would not in any case result in damage to the Company or any of its Subsidiaries in excess of (pound)100,000 (in the aggregate) and except as set forth on
SCHEDULE 2.09, (i) all of such leases and agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; (ii) there have not been and there currently are not any material defaults thereunder by any party thereto; and (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. Except as set forth on SCHEDULE 2.09, the continuation and effectiveness of all of such leases and agreements under the current rentals and other current material terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement or, if any would be affected, the result will not in any case result in costs to the Company or any of its Subsidiaries in excess of (pound)25,000 (for each case). The Company and its Subsidiaries are not obligated under any lease that would be characterized as a Capital lease in accordance with GAAP.

       SECTION 2.10. ACCOUNTS RECEIVABLE. All accounts receivable of the Company and its Subsidiaries, whether reflected on the Base Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. Except as set forth on SCHEDULE 2.10, all accounts receivable reflected on the Base Balance Sheet or subsequently created are, good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Base Balance Sheet or subsequently created in the ordinary course of business and consistent with past practice and all customer accounts receivable arising since the date of the Base Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Base Balance Sheet or subsequently recorded and disclosed in writing to Purchaser.

       SECTION 2.11. AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. Except as set forth on SCHEDULE 2.11, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby and thereby will:

       (a) result in the creation of any Encumbrance upon any of the assets and properties of the Company or any of its Subsidiaries;

       (b) with or without giving of notice or the passage of time, or both, violate, or conflict with, or constitute a default under, or result in the termination or in a right of termination of, violate or be in conflict with, result in a breach of any term or provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other natural person, corporation, trust, association, company, partnership, joint venture or other entity or any government, governmental agency, instrumentality or political subdivision ("PERSON") a basis for increased rights or termination or nonperformance under, or require any consent, authorization or approval under, any term or provision of any Encumbrance, lease, license, decree, order or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are bound;

       (c) violate any provision of, or require any consent, authorization or approval under, any statute, law, ordinance, or administrative rule or regulation, Permit, order or license, in each case, which is legally binding on the Company or any of its Subsidiaries, (collectively, "APPLICABLE LAWS") of any governmental agency, body or instrumentality (whether federal, national, supra-national, state, local or foreign) ("GOVERNMENTAL AUTHORITY"), or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree (collectively, "JUDGMENT") in each case legally binding on the Company or any of its Subsidiaries; or

       (d) require any consent, approval, permit or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person, to be made or obtained by or on behalf of the Company.

       SECTION 2.12. ABSENCE OF CHANGES. Except as set forth on SCHEDULE 2.12, since December 31, 1996, the Company and each of its Subsidiaries has conducted its business only in the ordinary course, and neither the Company nor any of its Subsidiaries has, except as set forth on SCHEDULE 2.12:

       (a) transferred, assigned, conveyed or liquidated any of its assets (with a net book value in excess of (pound)10,000) or entered into any transaction or incurred any liability or obligation which materially affected its assets, except in the ordinary course of business, consistent with past practice;

       (b) suffered any change in its business, operations, or financial condition which could reasonably be expected to have a Material Adverse Effect thereon, or become aware of any event which will result in any such Material Adverse Effect;

       (c) suffered any material destruction, damage or loss relating to its assets (whether or not covered by insurance);

       (d) suffered, permitted or incurred the imposition of any Encumbrance which might adversely affect the Company or any of its Subsidiaries (other than contractual retention of title prior to payment, mechanic's, materialmen's and similar liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

       (e) committed, suffered, permitted or incurred any default in any liability or obligation which, in the aggregate, has had or will have a Material Adverse Effect;

       (f) made or agreed to any change in the terms of any contract or instrument to which it is a party which will have a Material Adverse Effect;

       (g) waived, cancelled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right which it has against others, except in the ordinary course of business, consistent with past practice;

       (h) declared, promised, set aside or made any distribution (within the meaning of Section 209 Income and Corporation Taxes Act 1988) to its shareholders (other than reasonable compensation for services actually rendered) or issued any additional shares of, or rights, options or calls with respect to, any of its shares, or redeemed, purchased or otherwise acquired any of its shares, or made any change whatsoever in its capital structure;

       (i) paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation (including but not limited to severance or termination pay) applicable to (x) any group or classification of employees, (y) any individual employee who is paid more than (pound)50,000 per year in the aggregate, or (z) any of its officers or directors; or made any increase in the pension, retirement or other benefits (other than salary) of any of its directors, officers or other employees, or entered into any employment, severance or termination agreement with any officer or director;

       (j) incurred any other material liability or obligation or entered into any transaction other than, in either case, in the ordinary course of business;

       (k) made any change in accounting methods, principle or practices; or

       (l) agreed to take or taken any action reasonably likely to cause any event or occurrence listed in (a) - (k) above.

       SECTION 2.13. LITIGATION. Except as set forth on SCHEDULE 2.13, there is no suit, action, proceeding, claim, inquiry or investigation ("LEGAL ACTION") pending against the Company or any of its Subsidiaries, and, so far as APAX is aware, no such Legal Actions are threatened. There has not occurred any event nor does there exist any condition on the basis of which APAX reasonably believes that any such Legal Action might properly be instituted.

       SECTION 2.14. LICENSES AND PERMITS; COMPLIANCE WITH LAW. The Company and each of its Subsidiaries holds all licenses, certificates, permits, authorizations, franchises, rights and other approvals from all Governmental Authorities ("PERMITS") which are material to the conduct of its business. All such Permits and the respective expiration dates thereof are listed on SCHEDULE
2.14. Except as set forth on SCHEDULE 2.14, neither the Company nor any of its Subsidiaries is, or at any time has been, in violation of or non-compliance, in any material respect (taking the business of the Company as a whole) with any Applicable Laws, Judgments or Permits. Further, neither the Company nor any of its Subsidiaries is presently charged with, nor so far as APAX is aware, is the Company or any of its Subsidiaries under investigation by any Governmental Authority with respect to, any actual or alleged violation of any Applicable Laws, Judgments or Permits, and neither the Company nor any of its Subsidiaries is presently the subject of any pending or, so far as APAX is aware, any threatened adverse proceeding by any Governmental Authority having jurisdiction over it, except as may be set forth on SCHEDULE 2.14. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the termination of, or any material change in, any Permit, except as may be set forth on SCHEDULE 2.14. All Permits will continue in full force and effect after the transactions contemplated by this Agreement, except as may be set forth on SCHEDULE 2.14.

       SECTION 2.15. CONTRACTS, ETC. SCHEDULE 2.15 contains a true, correct and complete list of all material (i) contracts, (ii) leases, (iii) agreements and
(iv) other instruments to which the Company or any of its Subsidiaries is a party not otherwise included on any other Schedule hereto, except (i) purchase or sale orders for goods or services which are (x) to be performed within ninety
(90) days, or (y) are terminable by the Company or any such Subsidiary on not more than ninety (90) days notice, and do not involve aggregate payments to or by the Company or any of its Subsidiaries of more than (pound)100,000, and (ii) agreements for utility or similar services on customary terms which are not material in respect of the business of the Company or any such Subsidiary (collectively "MATERIAL CONTRACTS"). Except for (i) Material Contracts and (ii) purchase or sale orders for goods or services which are (x) to be performed within ninety (90) days, or (y) are terminable by the Company or any such Subsidiary on not more than ninety (90) days notice, and do not involve aggregate payments to or by the Company or any of its Subsidiaries of more than (pound)100,000, and (iii) agreements for utility or similar services on customary terms which are not material in respect of the business of the Company or any such Subsidiary, neither the Company nor any of its Subsidiaries is a party or subject to any of the following, whether oral or written:

       (a) any contracts, commitments, understandings or agreements, the consummation or performance of which would, either singly or in the aggregate, have a Material Adverse Effect;

       (b) any contract or commitment which is outside of the normal, ordinary and usual requirements of its business;

       (c) any contract or commitment which authorizes others to perform services for, through or on behalf of it with respect to its business;

       (d) other than a contract or commitment with a customer or telecommunications carrier, any material contract or commitment involving an obligation with respect to its business which cannot, or in reasonable probability will not, be performed or terminated within ninety (90) days from the date hereof;

       (e) any promissory note or other evidence of indebtedness to the Company or any of its Subsidiaries;

       (f) other than a contract or commitment with a customer or telecommunications carrier, any single contract or commitment, or sales or purchase order, which involves future payments, performance of services or delivery of goods and/or materials, to or by it, with an amount or value in the aggregate in excess of (pound)100,000;

       (g) any contract or agreement with a creditor not made in the ordinary course of business;

       (h) any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, subordination, conditional sale, lease purchase, or otherwise, which may affect it (other than a purchase or sale transaction to be performed within ninety (90) days, which does not involve payments of more than (pound)1,000);

       (i) any deed, indenture, lease, sublease or other instrument by which an ownership, leasehold or other interest in real property is held by the Company or any of its Subsidiaries;

       (j) other than a contract or commitment with a customer or telecommunications carrier, any contract, commitment or agreement, including contracts or licenses pertaining to the payment of intellectual property royalties (but excluding customer purchase orders), to the extent such contracts, commitments or agreements involve payments or commitments (whether fixed or contingent) to or from the Company or any of its Subsidiaries for an amount (or potential amount) in excess of (pound)100,000 and have a term longer than three (3) months in duration;

       (k) any written management, compensation or employment contracts or contracts entered into with any officer or director of the Company or any of its Subsidiaries;

       (l) any contracts or agreements under which the Company or any of its Subsidiaries has any outstanding indebtedness, obligation or liability for borrowed money or the deferred purchase price of property or has the right or obligation to incur any such indebtedness, obligation or liability, in each case in an amount greater than (pound)25,000;

       (m) any bonds or agreements of guarantee or indemnification in which the Company or any of its Subsidiaries acts as surety, guarantor or indemnitor with respect to any obligation (fixed or contingent) in an amount or potential amount greater than (pound)100,000;

       (n) any secrecy, noncompete or other agreements which (i) restrict the right of the Company or any of its Subsidiaries to engage in any business reasonably related to its present activities or (ii) would restrict the right of Purchaser to engage in any business after the consummation of the transactions contemplated by this Agreement;

       (o) any agreements relating to preemptive or other preferential rights, restrictions on the disposition of shares and registration rights;

       (p) any partnership, joint venture or similar agreements;

       (q) any agreements to which the Company or any of its Subsidiaries is a party relating to material business acquisitions or dispositions during the last five (5) years, including any separate tax or indemnification agreements;

       (r) any sales representative, sales marketing, agency or distributorship agreements;

       (s) any facilities management agreements; and

       (t) any contracts or agreements, not covered by, or specifically excluded in, any of the other items of this SECTION 2.15, which was not entered into in the ordinary course of business or which could reasonably be expected to have a Material Adverse Effect.

       Except as set forth on SCHEDULE 2.15, neither the Company nor any of its Subsidiaries has received any notice that it is in default under the terms of any Material Contract. No Material Contract, when entered into, was in excess of the normal, ordinary, usual and current requirements of the Company's or any of its Subsidiaries' business or was at a price that was in excess of the then current reasonable market price. Each Material Contract is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof and, except as disclosed on SCHEDULE 2.15 hereto, no party to any such Material Contract is in default with respect to any term thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.

       SECTION 2.16. LICENSES; TRADEMARKS; TRADE NAMES; ETC. SCHEDULE 2.16 contains a list of (i) all material non-governmental licenses held by the Company or any of its Subsidiaries and (ii) all trademarks, trade names, service marks, copyrights, patents and applications for any of the foregoing owned by or registered in the name of the Company or any of its Subsidiaries, necessary or used in connection with its business, and in each case identifies the owner or holder thereof. Except as set forth on SCHEDULE 2.16, all of such licenses are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; there have not been and there currently are not any material defaults thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder; and the validity, continuation and effectiveness of all of such licenses under the current terms thereof will in no way be materially adversely affected by the transactions contemplated hereby. Except as set forth on SCHEDULE 2.16, the Company or the Subsidiary identified on SCHEDULE 2.16 owns all the trademarks, trade names, service marks, copyrights, patents and applications for patents which are listed on SCHEDULE 2.16; except as set forth thereon, pays no royalty under any of them and has the exclusive right to bring actions for the infringement thereof; and no third party is infringing on any of the Company's or any of its Subsidiaries' rights thereto. No service provided by the Company or any of its Subsidiaries violates any such license or infringes any trademark, trade name, service mark, copyright, know-how, patent, trade secret or other proprietary rights of another party. Except as may be listed on
SCHEDULE 2.16, there is no pending or, so far as APAX is aware, threatened claim or litigation against the Company or any of its Subsidiaries contesting a breach of any of the trademarks, trade names, service marks, copyrights, know-how or patents of any Person.

       SECTION 2.17. INSURANCE. All material insurance policies maintained by the Company and its Subsidiaries are listed on SCHEDULE 2.17 and the holder thereof is identified on SCHEDULE 2.17. The Company and its Subsidiaries are insured by insurers, who are reputable and who APAX reasonably believes are financially sound, against all risks of liability and casualty in amounts deemed reasonably necessary by the Company's management. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received by the Company or any of its Subsidiaries, and, so far as APAX is aware, there is no existing default or event which with the giving of notice or lapse of time, or both, would constitute a default thereunder. All premiums to date have been paid in full. The Shareholders have no reason to believe that the Company and its Subsidiaries shall not be able to renew such policies at the end of the applicable term for such policy. Except as set forth on SCHEDULE 2.17, all material pending property damage and personal injury claims against the Company or any of its Subsidiaries are listed on SCHEDULE 2.17, are being defended by the respective insurer and, to the knowledge of APAX, involve no exposure to the Company or any of its Subsidiaries.

       SECTION 2.18. EMPLOYEE BENEFIT PLANS.

       (a) SCHEDULE 2.18 contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, for the benefit of any current or former employee of the Company or any of its Subsidiaries, whether formal or informal and whether legally binding or not (the "PLANS") with respect to which the Company or any of its Subsidiaries has or may in the future have any liability or obligation to contribute or make payments of any kind.

       (b) With respect to each of the Plans, the Shareholders have heretofore delivered to Purchaser true, complete and correct copies of each of the following documents:

           (i) the Plan (including all amendments thereto)(or, in the case of any unwritten Plans, descriptions thereof);

           (ii) if the Plan is funded through a trust or any third party funding vehicle, such as an insurance contract, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

           (iii) all contracts relating to the Plans with respect to which the Company or any of its Subsidiaries may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements;

       (c) Full payment has been made, or will be made in accordance with the terms of each of the Plans and any applicable collective bargaining agreement required to pay, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by the Company or one of its Subsidiaries on or prior to the Closing Date or were properly recorded on the Base Balance Sheet.

       (d) During the one (1) year period ending on the date of this Agreement, there has been no change in the manner in which contributions to any Plan are made or the basis on which such contributions are determined.

       (e) Each of the Plans has been operated and administered in all material respects in accordance with its terms and all Applicable Laws. All reports, returns and similar documents with respect to the Plans required to be filed with any governmental agency or distributed to any

Plan participant have been duly and timely filed or distributed and, so far as APAX is aware, all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects. There are no investigations by any governmental agency or other claims (except claims for benefits payable in the normal operation of the Plan), suits or proceedings against or involving any Plan or asserting any rights to or claims for benefits under any Plan that could give rise to any material liability and there are not any facts that could give rise to any material liability in the event of any such investigation claim, suit or proceeding.

       (f) No employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plan as a result of the transactions contemplated by this Agreement.

       (g) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees upon retirement or other termination of service (other than (i) coverage mandated by Applicable Law, (ii) deferred compensation benefits accrued as liabilities on the books of the Company or any of its Subsidiaries or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

       (h) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or any of its Subsidiaries, as of Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment loss sharing arrangement or other actual or contingent liability arising wholly partially out of events occurring prior to the Closing Date.

       (i) Other than current or contingent liabilities disclosed on SCHEDULE 2.18, neither the Company nor any of its Subsidiaries has any material current or contingent liability with respect to any Plan.

       SECTION 2.19. LABOR RELATIONS; EMPLOYEES. The Company and each of its Subsidiaries has generally enjoyed a reasonably good employer-employee relationship with their employees. The Company or one of its Subsidiaries will pay in full to the extent possible or, if not, to the extent consistent with past practices, accrue by adequate reserves on the Base Balance Sheet, all wages, salaries, bonuses, vacation pay and other direct and indirect compensation earned by all employees of the Company and each of its Subsidiaries through the date of the Base Balance Sheet (whether or not payable by such date). Neither the Company nor any of its Subsidiaries has received notice that it is not in compliance with any national, federal, state, foreign or local law or regulation respecting employment or employment practices, terms or conditions of employment or wages or hours. Except as listed on SCHEDULE 2.19, there is no charge or complaint against the Company or any of its Subsidiaries pending before any industrial tribunal, national or local labor or employment agency or any representative thereof; nor is there any strike, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries, and none has occurred since their inception. Except as identified on SCHEDULE 2.19, neither the Company nor any of its Subsidiaries is a party to any union, collective bargaining, works council or similar agreement or arrangement. No representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries. Except as listed on SCHEDULE 2.19, no grievance procedure or arbitration proceeding is pending under any collective bargaining agreements.

       SECTION 2.20. COMPENSATION. SCHEDULE 2.20 contains a list of each of the current officers, employees and consultants of the Company or any of its Subsidiaries, who during calendar year 1997 is expected to receive aggregate remuneration in excess of (pound)50,000, together With the current job title and aggregate remuneration rate (bonus and salary) for each such person. SCHEDULE
2.20 also contains a list of all employment contracts in effect with respect to employees of the Company or any of its Subsidiaries, and, except as listed on
SCHEDULE 2.20, all employment contracts are in writing and include all material information required by law to be included in particulars of terms of employment. The Company has not paid or agreed to pay any compensation, fee, bonus, or other remuneration of any kind to any officer, employee, consultant or other Person in connection with this Agreement or the transactions contemplated herein, except for (i) compensation payable in the ordinary course of business of the Company consistent with past practice and (ii) an "Employee Exit Bonus Scheme" which may provide for bonuses payable to employees of the

Company in amounts which will not exceed an aggregate of (pound)150,000 (the "EXIT BONUS SCHEME"). So far as APAX is aware, no executive, key employee or group of employees has any plans to terminate employment with the Company or any of its Subsidiaries.

       SECTION 2.21. INVESTMENT BANKING FEES, BROKERS AND FINDERS. Except as set forth on SCHEDULE 2.21, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder, and has not incurred and will not incur any liability for any investment banking, brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated herein. Notwithstanding the disclosure of the requirement to pay any investment banking, broker or finder fee, other than the payment of a fee of up to (pound)400,000 payable to Morgan Stanley & Co. Limited (thE "MORGAN STANLEY FEE"), the Shareholders shall be solely responsible for paying any and all such fees and reimbursement of expenses owed to such investment bankers, brokers or finders including, without limitation, any fees and expenses in excess of the Morgan Stanley Fee referred to above.

       SECTION 2.22. TARIFFS. SCHEDULE 2.22 contains a list of the local and international telephone tariffs of the major carriers as they are currently applied to the Company and each of its Subsidiaries.

       SECTION 2.23. CUSTOMERS AND SUPPLIERS. APAX reasonably believes the Company's and its Subsidiaries' relationships with their customers and suppliers are satisfactory. Except as set forth on SCHEDULE 2.23, since December 31, 1996, no significant supplier of the Company or any of its Subsidiaries has advised the Company or any of its Subsidiaries that it will stop or decrease the rate of supplying any materials, products or services to the Company or any of its Subsidiaries, and no customer of the Company or any of its Subsidiaries which currently generates monthly revenues of at least (pound)10,000 has advised the Company or any of its Subsidiaries that it will stop or materially decrease the rate of buying any materials, products or services from the Company or any of its Subsidiaries. SCHEDULE 2.23 hereto sets forth a list of (a) the Company's 50 largest accounts for the six months ended June 30, 1997 and the amount of revenues accounted for by such customer during such period and (b) each supplier that is the sole supplier of any significant product or component to the Company or any of its Subsidiaries.

       SECTION 2.24. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries have been and are in compliance with and are not subject to liability under any Environmental Law (as defined below). The Company and its Subsidiaries have made all filings and provided all notices required under Environmental Laws, and possess, and are in compliance with, all Permits required under Environmental Laws and each of them are in full force and effect. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information as to which the Company or any of its Subsidiaries have been notified, that is pending or threatened against the Company or any of its Subsidiaries under any Environmental Law. No Encumbrance has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries had received any notice that it has been identified as the potential recipient of a remediation notice pursuant to the Environmental Protection Act 1990, as amended by the Environment Act 1995.

       For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable national, supra-national, federal, state, local or foreign laws or regulations, codes, rules, orders, decrees, judgments, requirements or injunctions issued, promulgated, approved or entered thereunder, relating to the outdoor or indoor environment, pollution or protection of public or employee health and safety related to Hazardous Materials as now or previously in effect and regulating, relating to or imposing liability or standards of conduct concerning, without limitation,
   (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, possession, or handling of Hazardous Materials, and
   (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

       For purposes of this Agreement, "HAZARDOUS MATERIALS" means any pollutant, contaminant, or hazardous, toxic, or dangerous waste, substance, constituent, or material, defined or regulated as such in, or for purposes of, any Environmental Law, including, without limitation, any asbestos, petroleum, oil (including crude oil or any fraction thereof), radioactive substance, polychlorinated biphenyls, urea-formaldehyde insulation, toxin, pathogen, virus, infectious disease agent, and any other substance that is regulated pursuant to or may give rise to liability under any Environmental Law.

       SECTION 2.25. CHANGE OF CONTROL PROVISIONS. Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will trigger any obligation of the Company or its Subsidiaries to any Person, including, without limitation, the obligation to make payments to any Person pursuant to any contract or agreement to which the Company or its Subsidiaries is a party or by which it or its assets are bound.

       SECTION 2.26. IMPROPER AND OTHER PAYMENTS. (a) None of the Company or any of its Subsidiaries, any director, officer, employee, agent or representative of the Company or any of its Subsidiarie or any Person acting on behalf of any of them, made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person and (b) no improper contributions have been made by or on behalf of the Company or any of its Subsidiaries, directly or indirectly, to a domestic or foreign political party or candidate.

       SECTION 2.27. MINUTE BOOKS. Each of the Company's and its Subsidiaries' minute books and copies thereof provided to Purchaser contain in all material respects true and complete minutes and records of all meetings, proceedings, and other actions of its shareholders and directors from the date of its respective date of organization to the date hereof. All meetings and other corporate proceedings of the Company and its Subsidiaries, their respective shareholders and directors, have in all material respects been legally and properly held or taken. All books required to be kept by the Company under the Companies Act 1985 and copies thereof provided to Purchaser are true and complete in all material respects, and all of the signatures which purport to be signatures of officers of the Company and its Subsidiaries, as applicable, which appear on certificates representing shares of stock of the Company and its Subsidiaries (including all certificates which are not outstanding and all certificates which have heretofore been cancelled) are the true signatures which they purport to be and were actually affixed to the respective documents by the person whose names they represent. All stamp and other taxes (if any) levied on or relating to the original issuance or transfer of shares of the Company and its Subsidiaries have been paid.

       SECTION 2.28. ACCOUNTS. Set forth on SCHEDULE 2.28 attached hereto is an accurate and complete list showing (a) the name and address of each bank and brokerage firm in which the Company or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; and (b) the names of all persons, if any, holding powers of attorney from the corporation with respect to such bank or brokerage account and a summary statement of the terms thereof.

       SECTION 2.29. ACCURACY OF REPRESENTATIONS. So far as APAX is aware, no representation or warranty contained in this Agreement, and no statement contained in any certificate, Schedule or Exhibit furnished to Purchaser in connection with the transactions contemplated hereby contains any materially untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished or made available to Purchaser hereunder or in connection with the transactions contemplated hereby have been true and complete copies except as may otherwise have been disclosed or apparent on the face of the document.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

       Each of the Shareholders, severally and not jointly, represents and warrants to Purchaser as follows:

       SECTION 3.01. OWNERSHIP OF THE SHARES. Save as specified in SCHEDULE 1 or
SCHEDULE 1A (as applicable) hereto, each Shareholder is the legal and beneficial owner of the Shares set forth opposite its name on SCHEDULE 1 or SCHEDULE 1A (as applicable) hereto, and upon delivery of and payment for the Shares owned by such Shareholder in accordance with the provisions of this Agreement, such Shareholder shall transfer to Purchaser with full title guarantee such Shares, free and clear of all Encumbrances of any type. Save for the 48,334 Ordinary Shares at (pound)1.00 each which are the subject of the Buyback Agreement and any Ordinary Shares issuable upon exercise of the Options, the Shares listed on SCHEDULE 1 or SCHEDULE 1A (as applicable) hereto are all of the allotted and issued share capital of the Company and are fully paid. The Ordinary Shares issuable upon exercise of Options will be fully paid and the owners of such Ordinary Shares shall, upon delivery of and payment for such Shares in accordance with the provisions of this Agreement, transfer to Purchaser with full title guarantee such Ordinary Shares, free and clear of all Encumbrances of any type. Following the redemption of the A Prefs as contemplated by SECTION 9.01(b)(i)(First), the Company shall have no further liability to any Person (other than any Taxing Authority) with respect thereto.

       SECTION 3.02. AUTHORIZATION. Each Shareholder has the requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Shareholder and is a valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws in effect now or hereafter relating to creditors' rights generally, and by equitable principles (whether considered in a proceeding at law or in equity).

       SECTION 3.03. NO CONFLICT OR VIOLATION. Neither the execution and delivery by each Shareholder of this Agreement nor the consummation of the transactions contemplated hereby or thereby, will:

       (a) conflict with or result in a breach of any provision of the respective articles or certificate of incorporation or organization or By-laws (or equivalent documents) of such Shareholder;

       (b) with or without giving of notice or the passage of time, or both, violate, or conflict with, or constitute a default under, or result in the termination or in a right of termination of, violate or be in conflict with, result in a breach of any term or provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other Person a basis for increased rights or termination or nonperformance under, or require any consent, authorization or approval under, any term or provision of any Encumbrance, lease, license, decree, order or any other agreement or instrument to which any of the Shareholders is a party or by which it or any of its property is bound or affected;

       (c) violate any provision of, or require any consent, authorization or approval under, any Applicable Laws of any Governmental Authority, or any Judgment, in each case applicable to such Shareholder;

       (d) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person, to be made or obtained by or on behalf of such Shareholder; or

       (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, to be made or obtained by or on behalf of such Shareholder pursuant to any Applicable Law save that a filing by the Company with the Inland Revenue will have to be made detailing any Options that may have been exercised pursuant to the Share Option Scheme.

       SECTION 3.04. BROKERS' FEES. None of the Shareholders has employed any broker or finder, and none has incurred nor will incur any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated herein other than as provided in SECTION 2.21 hereof.


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF XPEDITE AND PURCHASER
            -------------------------------------------------------

       Xpedite and Purchaser hereby severally represent and warrant to the Shareholders as follows:

       SECTION 4.01. CORPORATE ORGANIZATION. Each is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases.

       SECTION 4.02. AUTHORIZATION.

       (a) Each has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

       (b) This Agreement has been approved by the Boards of Directors of both Xpedite and Purchaser and no other corporate proceeding on the part of Xpedite or Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

       (c) This Agreement has been duly and validly executed and delivered by Xpedite and Purchaser and is a valid and binding agreement of Xpedite and Purchaser, enforceable against Xpedite and Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws in effect now or hereafter in effect relating to creditors' rights generally and by equitable principles (whether considered in a proceeding at law or in equity).

       SECTION 4.03. AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. Neither the execution and delivery by Xpedite or Purchaser of this Agreement nor the consummation by Xpedite or Purchaser of the transactions contemplated hereby and thereby will:

       (a) conflict with or result in a breach of any provision of the respective articles or certificate of incorporation or organization or By-laws (or equivalent documents) of Xpedite or Purchaser;

       (b) with or without giving of notice or the passage of time, or both, violate, or conflict with, or constitute a default in any material respect under, or result in the termination or in a right of termination of, violate or be in conflict in any material respect with, result in a material breach of any term or provision of, or constitute a material default under, or accelerate or permit the acceleration of the performance required by, or give any Person a basis for increased rights or termination or nonperformance under, or require any consent, authorization or approval under, any term or provision of any Encumbrance, lease, license, decree, order or any other agreement or instrument to which Xpedite or Purchaser is a party or by which it is bound;

       (c) violate in any material respect any provision of, or require any consent, authorization or approval under, any Applicable Laws of any Governmental Authority, or any Judgment in each case applicable to Xpedite or Purchaser; or

       (d) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, to be made or obtained by or on behalf of Xpedite or Purchaser pursuant to any Applicable Law.

       SECTION 4.04. BROKERS AND FINDERS. Neither Xpedite nor Purchaser has employed any broker or finder, and has not incurred and will not incur any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated herein.


                                   ARTICLE V

                        Interpretation and Survival of
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

       SECTION 5.01. INTERPRETATION. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied.

       SECTION 5.02. RELIANCE BY PURCHASER. Notwithstanding the right of Purchaser to investigate the Company and its Subsidiaries, and notwithstanding any knowledge of facts determinable by Purchaser as a result of such investigation or right of investigation, Purchaser has the unqualified right to rely upon the representations and warranties made by the Shareholders in this Agreement and in the Schedules attached hereto. Each and every representation and warranty of the Shareholders made herein is material to the decision of the Purchaser to enter into this Agreement and to consummate the transaction contemplated herein.

       SECTION 5.03. SURVIVAL. All representations and warranties of Xpedite, APAX and the other Shareholders and Purchaser made in this Agreement or pursuant hereto shall survive the date hereof, the Closing Date, the consummation of the transactions contemplated hereby, the termination of this Agreement and any investigation related thereto until the 12 month anniversary of the Closing Date. All unperformed covenants and agreements of Xpedite, APAX and the other Shareholders and Purchaser made in this Agreement or pursuant hereto shall survive the date hereof, the Closing Date and the consummation of the transactions contemplated hereby.


                                  ARTICLE VI

                                   COVENANTS
                                   ---------

       Unless otherwise permitted by Xpedite in writing, which permission will not be unreasonably withheld or delayed, from and after the date hereof until the Closing Date, the Shareholders shall, and/or shall cause the Company and its Subsidiaries to, comply with the following:

       SECTION 6.01. REGULAR COURSE OF BUSINESS.

       (a) GENERALLY. The Shareholders shall cause the Company and its Subsidiaries (so far as they are lawfully able) to (i) operate and carry on their businesses in the ordinary course of business consistent with past practices, (ii) use commercially reasonable efforts to preserve their relationships with third parties (materially important to the smooth running of the Company's business) and to keep available the services of their present key officers and employees, (iii) maintain all of their properties in their current state of repair, order and condition (fair wear and tear excepted), (iv) maintain all material contracts, agreements, leases, understandings, arrangements (whether written or oral) in effect on the date hereof without modification, termination or change (other than immaterial modifications, terminations or changes and modifications, terminations or changes which in the reasonable opinion of the Company's management are in the best interests of the Company, both prior to and after Closing), (v) comply with the provisions of all material Applicable Laws of Governmental Authorities applicable to the Company and its Subsidiaries and the conduct of their businesses, and (vi) maintain, renew as necessary and comply with all material Permits. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1996.

       (b) COMPENSATION. Neither the Company nor any of its Subsidiaries shall hire or fire any employee earning an annual base salary in excess of (pound)20,000 nor shall it grant any increase greater than (pound)5,000 in the compensation (in whatever form) or other benefits payable or to become payable to any officer, director, consultant, independent contractor or other employee of the Company or any of its Subsidiaries.

       (c) INSURANCE. The Company and its Subsidiaries shall maintain in full force and effect all of the insurance policies with the coverage and in the amounts set forth on SCHEDULE 2.17.

       (d) CLAIMS. The Company shall promptly notify Purchaser of any Legal Action that may be commenced against the Company or any of its Subsidiaries.

       (e) SUPPLEMENT. From time to time until the Closing Date, the Shareholders shall, after they obtain actual knowledge of such facts or circumstances, notify Purchaser, as soon as reasonably practicable, of any material changes with respect to the information set forth in this Agreement or the Schedules hereto and of any material matters hereafter arising. No disclosure made pursuant to this SECTION 6.01(e) shall be deemed to cure any misrepresentation, breach of warranty or breach of covenant unless it is specifically waived in writing by Purchaser; provided, that the Shareholders shall have no liability to Purchaser for any additional disclosures made against the representations and warranties set forth in SECTION 2.23, between the date of this Agreement and the Closing Date.

       (f) AMENDMENTS. Save as contemplated by this Agreement (particularly in SECTION 6.17), without the prior written consent of Xpedite (not to be unreasonably withheld or delayed), no change or amendment shall be made to the Memorandum and Articles of Association, certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall merge into or consolidate with any other Person or change the character of their businesses.

       SECTION 6.02. CAPITAL CHANGES. Save as contemplated by this Agreement (particularly in SECTION 6.17), without the prior written consent of Xpedite (not to be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries shall issue, sell, purchase or redeem any shares of its share capital of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any of its share capital; provided that nothing herein shall prevent the redemption of the preference shares and/or the A preference shares of (pound)1.00 each in the capital of the Company; provided further that no such redemption shall be effectuated between the date of the Base Net Asset Value and Closing.

       SECTION 6.03. DIVIDENDS. Neither the Company nor any of its Subsidiaries shall declare, pay or set aside for payment any dividend or other distribution in respect of its ordinary share capital; provided that nothing herein shall prevent (i) the redemption of the preference shares of (pound)1.00 each in the capital of the Company and/or the A Prefs or (ii) the payment of dividends to the holders of the preference shares of (pound)1.00 each in the capital of the Company in accordance with the Company's Articles of Association or accruing for the premium payable on redemption of the A Prefs; provided further that no redemption or payment described in (i) above shall be effectuated between the date of the Base Net Asset Value and Closing.

       SECTION 6.04. CAPITAL EXPENDITURES. The Company and its Subsidiaries shall not make any capital expenditures (except in respect of (i) any purchases from Xpedite in accordance with the System and Marketing Agreement between Xpedite and the Company and (ii) purchases involving expenditures less than (pound)10,000 in any instance and (pound)100,000 in the aggregate) in excess of those budgeted in the Company's forecast, a true and complete copy of which is attached hereto as SCHEDULE 6.04.

       SECTION 6.05. INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall incur, assume or guarantee any indebtedness or obligations not reflected on the Base Balance Sheet, except for amounts not to exceed (pound)250,000 in the aggregate.

       SECTION 6.06. PROPERTY. Except as may be required by any Applicable Law or Legal Action, neither the Company nor any of its Subsidiaries shall sell, transfer, or dispose of any of its assets and properties (having a book value of (pound)10,000 or more in any case or (pound)100,000 in the aggregate), allow any of its assets and properties to become subject to any Encumbrance, or acquire any material assets of any other Person or make any investment in any other Person.

       SECTION 6.07. LOANS. The Company shall not make or accept any loan or advance from any of its Associates, except for loans or advances not exceeding (pound)10,000 in any instance and (pound)100,000 in the aggregate.

       SECTION 6.08. OTHER COMMITMENTS. Except as set forth in this Agreement or permitted in writing by Purchaser, neither the Company nor any of its Subsidiaries shall enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

       SECTION 6.09. INTERIM FINANCIAL INFORMATION. The Company shall supply Purchaser with a copy of its monthly financial statements (in the form historically provided by the Company to Xpedite) within thirty (30) days after the end of each month.

       SECTION 6.10. CONSENTS AND AUTHORIZATIONS. The Shareholders shall, and shall cause the Company to, promptly after the date hereof, commence and use commercially reasonable efforts to obtain any consents, waivers and authorizations necessary to consummate the transactions contemplated by this Agreement.

       SECTION 6.11. ACCESS. The Shareholders shall cause the Company to afford to Purchaser and its debt and equity financing sources and their respective counsel, accountants, agents and other authorized representatives access during normal business hours to the Company's and its Subsidiaries' plants, properties, books and records in order that Purchaser and its debt and equity financing sources may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company and its Subsidiaries. The Shareholders shall employ reasonable efforts to cause the Company to cause the directors, officers, employees and auditors of the Company and its Subsidiaries to furnish such additional financial and operating data and other information as Purchaser and its debt and equity financing sources shall from time to time reasonably request.

       SECTION 6.12. NOTICE OF TRANSFER. Each of Xpedite, Purchaser and the Shareholders shall cooperate in providing any required notices to the appropriate

Governmental Authority regarding any issues of ownership or control or change thereof with respect to the Company.

       SECTION 6.13. [INTENTIONALLY OMITTED]

       SECTION 6.14. FURTHER ASSURANCES. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under all Applicable Laws, to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts or agreements, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Judgment, Applicable Law or in connection with any Permit, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and (d) to fulfill all conditions to the obligations of the parties under this Agreement.

       SECTION 6.15. NO SOLICITATION OR NEGOTIATION. Prior to termination of this Agreement, the Shareholders shall not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination, tender or exchange offer or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company or any of its Subsidiaries, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; nor shall the Shareholders permit the Company to engage in any of the foregoing activities.

       SECTION 6.16. PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, no party hereto nor any affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as may be required under Applicable Laws, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated by this Agreement shall be subject to the prior approval of both the Shareholders and Purchaser, which approval shall not be unreasonably withheld or delayed to any of the foregoing which discloses any of the financial terms of this transaction other than as required by Applicable Laws. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement; provided, however a party may, without the prior consent of the other party, issue a press release or make a public statement as may, upon the advice of independent counsel, be required by law or the rules and regulations of the Securities and Exchange Commission or the NASDAQ National Market in which case a copy of such press release or public announcement will be copied to the other party prior to it being issued.

       SECTION 6.17. AUTHORIZED SHARE CAPITAL. The Shareholders shall procure that the Company increases its authorized share capital above (pound)12,059,205 by not less than $10,773,935 and (pound)3,661,000 in accordance with Section 80 of the Companies Act 1985 by the creation of 10,773,935 Ordinary Shares of $1.00 each and 3,661,000 Ordinary Shares of (pound)1.00 each, respectively, to rank pari passu in all respects with the existing ordinary shares of (pound)1.00 each in the capital of the Company and to disapply the pre-emption rights contained in Section 89 of the Companies Act 1985 and any contained in the Company's Articles of Association in relation to the allotment of such shares. The Shareholders shall be permitted, and shall take all necessary actions, to amend the Articles of Association of the Company to authorize the issuance of a new class of Ordinary Shares of $1.00 each and increase the authorized number of Ordinary Shares of (pound)1.00 each in order to facilitate the increase in share capital set out in this SECTION 6.17.

       SECTION 6.18. EXPENSES. Prior to or on October 31, 1997, the Company shall cause any portion of the Morgan Stanley Fee to be incurred by the Company and all amounts which are to be paid by the Company in connection with the Exit Bonus Scheme to be reflected on the Company's books as expenses, and the parties agree that such amounts will be reflected as liabilities on the Closing Date Balance Sheet.

       SECTION 6.19. ESCROW OF EAGLE SHARES. Eagle agrees that it shall, within four weeks after the date of this Agreement, deposit the share certificates relating to the Sale Shares (as defined in the Buyback Agreement) with the office of Ernst & Young, LLP based in Jersey, Channel Islands to be held in escrow in accordance with the terms of this Agreement. Such certificates shall be released from the provisions of such escrow as follows: (a) to the Company, upon the consummation of the transactions contemplated by the Buyback Agreement,
(b) to the Purchaser, in the event the Buyback Agreement is terminated and such Shares are sold in accordance with this Agreement, or (c) to Eagle, upon the termination of this Agreement for any reason.

       SECTION 6.20. MODIFICATIONS TO BUYBACK AGREEMENT. David Proctor shall not, and shall not permit Eagle to, agree to any amendment to, or deliver any waiver with respect to, the Buyback Agreement, without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed).

       SECTION 6.21. WAIVER OF PRE-EMPTION RIGHTS. Each of the Shareholders (including but not limited to Marc Epstein) and Eagle hereby waives any and all pre-emption rights (if any) held by such Shareholders (including but not limited to Marc Epstein) and Eagle, respectively, in connection with the transactions contemplated hereby.

       SECTION 6.22. TRANSFERS BY EAGLE. David Proctor shall not cause, allow, or give Eagle instruction to sell, transfer, pledge, hypothecate, or otherwise dispose of any of the Sale Shares or any interest in or portion thereof, or any rights appurtenant thereto other than as contemplated by this Agreement or the Buyback Agreement.


                                  ARTICLE VII

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
                ----------------------------------------------

       Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived by the Purchaser:

       SECTION 7.01. REPRESENTATIONS AND WARRANTIES; PERFORMANCE. (a) The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects when made and on the Closing Date, with the same effect as though made on the Closing Date; PROVIDED, that this condition will be deemed satisfied unless the failure of such representations and warranties to be true and correct (i) constitutes a Material Adverse Change (as defined in SECTION 7.05 hereof) or (ii) involves the matters represented and warranted to in any of SECTION 2.03, 3.01, 3.02 or 3.03 hereof and would cause any party hereto to be unable to complete the transactions contemplated hereby or (iii) is as a result of the actual revenues, cash flow (I.E., earnings before interest, taxes, depreciation and amortization) or net profit for the aggregate six-month period covered by the June 1997 Accounts, being in any case less than 90% of the amount thereof reflected in the June 1997 Accounts; (b) the Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by them prior to the Closing Date; PROVIDED, that this condition will be deemed satisfied unless the failure to perform and comply with such agreements and covenants (i) constitutes a Material Adverse Change or (ii) involves a breach of a covenant set forth in (A) SECTION 6.01(b), with respect to increases in compensation and/or benefits only, (B) SECTION 6.02 - 6.07 (inclusive), (C)
SECTION 6.17 or (D) Section 6.22; and (c) APAX and David Proctor shall have delivered to the Purchaser a certificate in the form attached hereto as Exhibit E, dated the Closing Date, certifying to the foregoing.

       SECTION 7.02. CONSENTS AND APPROVALS. The Shareholders and the Company shall have obtained all material consents, approvals, orders, qualifications, licenses, permits or other authorizations required by all Applicable Laws and contracts binding on the Company or any of its Subsidiaries or binding on their properties and assets, with respect to the execution, delivery and performance of the Agreement by the Shareholders, the consummation of the transactions contemplated herein and the conduct of the business of the Company and the Subsidiaries in the same manner after the Closing Date as before the Closing Date as listed on SCHEDULE 7.02 hereto.

       SECTION 7.03. LITIGATION. There shall be no pending action or Legal Action commenced against the Company, any of its Subsidiaries, Purchaser or any Shareholder that is intended to have the effect of preventing, delaying or making illegal the transactions contemplated by this Agreement and no such action or Legal Action shall have been threatened.

       SECTION 7.04. APAX LETTER OF CREDIT. APAX shall have delivered to Purchaser a letter of credit or guarantee issued by a major U.S. or U.K. banking institution (which for the avoidance of doubt, includes National Westminster Bank PLC) reasonably acceptable to Purchaser in the face amount of $5,000,000 ("APAX LETTER OF CREDIT"), which APAX Letter of Credit shall be in substantially the form attached hereto as EXHIBIT B.

       SECTION 7.05. NO MATERIAL ADVERSE CHANGE. During the period from the date of this Agreement through and including the Closing Date, there shall not have occurred any material adverse change in the business, financial condition or operations of the Company, taken as a whole, other than any change arising out of matters of a general economic nature, which is reasonably likely to result in a decline in calendar year 1998 of 10% or more in the (i) revenues, (ii) cash flow (I.E., earnings before ---- interest, taxes, depreciation and amortization) or (iii) net profit of the Company and its Subsidiaries (taken as a whole) achieved for the period from January 1, 1997 to the Closing Date, annualized (a "MATERIAL ADVERSE CHANGE") PROVIDED, that, for purposes of calculating whether a -------- Material Adverse Change has occurred, neither any portion of the Morgan Stanley Fee payable by the Company nor any amount paid pursuant to the Exit Bonus Scheme shall be considered in such calculation.

       SECTION 7.06. OPTIONS. The Options shall have either lapsed and be void and no longer of any force and effect or the Shareholders shall have caused the Options to be exercised and procured the delivery of the Shares issuable upon the exercise of the Options to Purchaser with duly executed stock transfer forms in respect thereof as part of the Shares to be delivered to Purchaser in consideration of the Purchase Price.

       SECTION 7.07. EMPLOYMENT AGREEMENT. The Company shall have entered into an Employment Agreement with David Proctor (the "EMPLOYMENT AGREEMENT"), substantially in the form of EXHIBIT C hereto.

       SECTION 7.08. BUYBACK AGREEMENT. If the Buyback Agreement has not been terminated, the transactions contemplated by the Buyback Agreement shall be completed simultaneously with Closing.

       SECTION 7.09. SATISFACTION OF FINANCIAL ASSISTANCE REQUIREMENTS. To the extent any amount is paid by the Company to any Person in connection with the Exit Bonus Scheme and/or the Morgan Stanley Fee, the Company shall have made all filings and satisfied all other material requirements under English law to enable the Company to lawfully make the payments contemplated by the Exit Bonus Scheme and to pay the Morgan Stanley Fee.

       SECTION 7.10. SHARE CERTIFICATES; REDEMPTION OF A PREFS. All share certificates and other instruments (if any) representing the shares to be acquired or redeemed as described in SECTION 9.01 (other than the A Prefs for which the Shareholders shall demonstrate, to Purchaser's reasonable satisfaction, that such certificates shall be delivered to the Company within seven (7) days after the Closing), together with any power of attorney or certified copy thereof or other authority under which such transfers have been executed, shall have been delivered to the Company in contemplation of the acquisition or redemption of such shares in accordance with SECTION 9.01; such certificates and other instruments shall represent the whole of the outstanding share capital of the Company (other than the A Prefs and the Epstein Shares). Marc Epstein shall have delivered to the Company the share certificates representing the Epstein Shares; such certificates shall be held in escrow by the Company pending completion of the transactions contemplated in SECTION 1.04, upon the terms set forth in such SECTION 1.04. All conditions for redemption of the A Prefs, including all English law requirements, have been satisfied.

                                 ARTICLE VIII

                               Conditions to the
                        OBLIGATIONS OF THE SHAREHOLDERS
                        -------------------------------

       Each and every obligation of the Shareholders under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived by the Shareholders.

       SECTION 8.01. REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of Xpedite and the Purchaser contained in this Agreement shall be true and correct in all material respects when made and on the Closing Date, with the same effect as though made on the Closing Date. The Purchaser shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by it prior to the Closing Date. The Presidents of Xpedite and the Purchaser shall have delivered to the Shareholders a certificate, dated the Closing Date, certifying to the foregoing.

       SECTION 8.02. CONSENTS AND APPROVALS. Xpedite and the Purchaser shall have obtained all consents, approvals, orders, qualifications, licenses, permits or other authorizations required to be obtained by Xpedite or the Purchaser by all Applicable Laws, with respect to the execution, delivery and performance of the Agreement, the consummation of the transactions contemplated herein and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date.

       SECTION 8.03. NO PROCEEDING OR LITIGATION. There shall be no pending action or Legal Action commenced against Xpedite and the Company, any of its Subsidiaries, Purchaser or any Shareholder that may have the effect of preventing, delaying or making illegal the transactions contemplated by this Agreement and no such action or Legal Action shall have been threatened.

       SECTION 8.04. PURCHASER LETTER OF CREDIT. Purchaser shall have delivered to the Shareholders a letter of credit issued by a major U.S. or U.K banking institution reasonably acceptable to the Shareholders in the face amount of $31.5 million (the "Purchaser Letter of Credit"), which Purchaser Letter of Credit shall be in form and substance reasonably satisfactory to the Shareholders.


                                  ARTICLE IX

                                    CLOSING
                                    -------

       SECTION 9.01. CLOSING. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares and the consummation of the transactions contemplated by this Agreement (the "CLOSING") shall occur at 10:00 a.m., New York City Time, November 14, 1997 at the offices of Paul, Hastings, Janofsky & Walker LLP, Thirty-First Floor, 399 Park Avenue, New York, New York, or at such other hour or on such other earlier date as shall be agreed upon between the Purchaser and the Shareholders (the date on which the Closing occurs being referred to as the "CLOSING DATE"); provided that the Closing Date may be delayed to a date not later than December 31, 1997 in the event Purchaser or Xpedite notifies the Shareholders prior to November 14, 1997 that Xpedite is engaged in a material transaction and that Xpedite has not received all third party approvals (whether from any governmental authority, its stockholders or otherwise) necessary to consummate such transaction; but in no event shall the Closing be later than December 31, 1997 unless there is a legal impediment (not created by the Purchaser or Xpedite for the purpose of preventing the consummation of the transactions contemplated hereby) to the consummation of the transactions contemplated hereby, in which case the Closing Date shall occur within five (5) business days of the removal of such legal impediments; At the Closing:

       (a) The Shareholders shall deliver or cause to be delivered to the Purchaser, against payment by the Purchaser of the portion of the Adjusted Purchase Price payable at the Closing:

           (i) duly executed transfers of the Shares in favor of the Purchaser or its nominees and the share certificates in respect of the Shares and the A Prefs being redeemed (or, with respect to the A Prefs, evidence reasonably satisfactory to Purchaser that such certificates shall be delivered to the Company within seven (7) days after the Closing) together with any power of attorney or a certified copy thereof or other authority under which such transfers have been executed and an indemnity in such form as the Purchaser shall reasonably require in relation to any missing share certificates;

           (ii) the statutory and other books duly written up to the Closing Date, the Certificates of Incorporation, Certificates of Incorporation on Change of Name and common seals (if any) of the Company and the Subsidiaries;

           (iii) the share certificates for all the issued shares in the Subsidiaries together with indemnities in such form as the Purchaser may reasonably require in respect of any missing certificates;

           (iv) the title deeds in the Company's possession relating to the real estate listed in SCHEDULE 2.08 (not including vacated properties) and all insurance policies, premium receipts, maintenance contracts and other documents relating thereto;

           (v) all books of account and other books and records and copies of the Memorandum and Articles of Association of the Company and each of the Subsidiaries;

           (vi) letters of resignation from such of the Directors and the Secretary of the Company and the Subsidiaries as may be specified by the Purchaser, each of whom shall resign from all his offices and employments with the Company and each of the Subsidiaries with immediate effect and shall at the Closing deliver to the Purchaser a deed of acknowledgement to the effect that he has no claim for any payment in respect of compensation for loss of office or employment or any other claim or right of action against the Company or the Subsidiaries or any of them; and

           (vii) all of the documents, certificates and instruments required to be delivered, or caused to be delivered, by the Company and the Shareholders pursuant to Article VII hereof, duly executed as provided herein or therein.

         (b) The Purchaser shall, subject to the Shareholders complying with
       SECTION 9.01(a)(i)-(vii) (other than with respect to any obligation in SECTION 9.01(a) relating to Transmit International (Asia) Limited):

               (i) wire transfer $57,000,000 in accordance with SECTION 1.01(i), which funds shall be applied as follows:

             (First) In subscribing at par for the number of Ordinary Shares of(pound)1.00 each in capital of the Company in an amount equal to the nominal value of the A Prefs (plus the premiums payable upon redemption of the A Prefs) calculated down to the Closing
                          Date which will be used by the Company
                          to fund the redemption of the A Prefs
                          including the premium payable on
                          redemption;

             (Second) Subject to the Buyback Agreement not having been terminated, in subscribing at par for the 10,773,935 ordinary shares of $1.00 each in the capital of the Company which are to be created in the increase in the authorized share capital of the Company pursuant to
                          SECTION 6.17, which $10,773,935 will be
                          applied at Closing by Hammond Suddards
                          to satisfy the Company's obligations
                          under the Buyback Agreement;

             (Third) In acquiring the Preference Shares of (pound)1.00 in the capital of the Company from APAX Funds Nominees Limited and David Proctor for their nominal value plus all accrued dividends, interest and penalties (if any) down to the Closing Date;

             (Fourth)     Subject to the Buyback Agreement not
                          having been terminated, the balance to
                          be paid to the holders of Ordinary
                          Shares and A Ordinary Shares both of
                          (pound)1.00 each in the capital of the
                          Company on account of the Adjusted Purchase
                          Price in accordance with the proportions specified in SCHEDULE 1 and where the Buyback Agreement is terminated, in the proportions specified in SCHEDULE 1A;
                          and

               (ii) all of the documents required to be delivered, or caused to be delivered, by the Purchaser pursuant to Article VIII hereof, duly executed as provided herein or therein.
       Only the payments made under SECTION 9(b)(i) (Third) and 9.01(b)(i) (Fourth) shall constitute payment of the Adjusted Purchase Price for the Shares.

               (c) At the Closing, the Shareholders shall procure that:

               (i) the auditors of the Company and of each of the Subsidiaries shall resign their office in accordance with Section 392 of the Companies Act 1985 (without any claim for compensation for loss of office or otherwise); and

               (ii) a board meeting of the Company be held at which it shall be resolved that: (1) the stock transfers deliverable pursuant to SECTION 9.01(a)(i) in respect of the Shares be passed for registration subject only to their being represented duly stamped; (2) Ernst & Young shall be appointed auditors of the Company; and (3) Roy
       B. Andersen, Jr. and Robert S. Vaters shall be appointed Directors and Robert S. Vaters shall be appointed Secretary.


                                   ARTICLE X

                                  TERMINATION
                                  -----------

       SECTION 10.01. TERMINATION EVENTS. This Agreement may, by written notice given prior to or at the Closing, be terminated:

             (a) By the Purchaser, if there shall have been a Material Adverse Change unless (i) such Material Adverse Change is cured by the Shareholders within 10 days after receiving written notice thereof from the Purchaser or (ii) such Material Adverse Change is as a result of a breach of the representations, warranties or covenants set forth herein in which case the Purchaser may terminate this Agreement pursuant to
      SECTION 10.01(c); PROVIDED, that, for purposes of calculating whether a Material Adverse Change has occurred, neither any portion of the Morgan Stanley Fee payable by the Company and any amount paid pursuant to the Exit Bonus Scheme shall be considered in such calculation;

             (b) By the Shareholders, if any of the representations, warranties or covenants of Purchaser set forth in this Agreement are not true and correct or performed, as the case may be, in all material respects and such misrepresentation or breach, as the case may be, has not been (1) waived in writing by the Shareholders or (2) cured by Purchaser within 10 days after receipt of written notice thereof from the Shareholders;

             (c) By the Purchaser, if any of the representations, warranties or covenants of the Shareholders set forth in this Agreement are not true and correct or performed, as the case may be, in all material respects and such misrepresentation or breach, as the case may be, (1) would constitute a Material Adverse Change and
      (2) has not been (A) waived in writing by the Purchaser or (B) cured by the Shareholders within 10 days after receipt of written notice thereof from Purchaser; provided, that, for purposes of calculating whether a Material Adverse Change has occurred, neither any portion of the Morgan Stanley Fee payable by the Company nor any amount paid pursuant to the Exit Bonus Scheme shall be considered in such calculation;

             (d)      By mutual written consent of Purchaser,
      Xpedite and the Shareholders; or

             (e) If in the reasonable judgment of Purchaser or the Shareholders there is an immovable and insurmountable legal impediment to Closing (not created by any party for such purpose), by either Purchaser or the Shareholders, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1997, or such later date as the parties may agree upon in writing.

       SECTION 10.02. EFFECT OF TERMINATION. In the event Purchaser terminates this Agreement pursuant to SECTION 10.01(a) hereof, Purchaser's sole and exclusive right and remedy shall be to receive from the Shareholders, upon demand, an amount equal to $1,700,000 (the "BREAKUP AMOUNT"). In the event Purchaser terminates this Agreement pursuant to SECTION 10.01(c) hereof, (i) if Purchaser shall have satisfied all conditions set forth in Article VIII hereof or prior to the last date under this Agreement when Purchaser could have satisfied such conditions and (ii) Purchaser is otherwise prepared to close the transactions contemplated by this Agreement but for such breach, Purchaser shall, in any such case, be entitled to receive the Break-Up Amount from the Shareholders and also or alternatively may, subject to the terms of this Agreement, seek any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. The liability of Purchaser, on the one hand, and the Shareholders, on the other hand, under this SECTION 10.02 shall be several and not joint.

                                  ARTICLE XI

                            LIABILITY TO PURCHASER
                            ----------------------

       Subject to the limitations set forth in this Article XI, Purchaser shall be entitled to make claims hereunder relating to or arising out of any misrepresentation or breach of warranty of the Shareholders contained in this Agreement. For the purposes of SECTIONS 11.01 - 11.21, "Shareholders" shall mean APAX in relation to limitations to the representations and warranties contained in Article II.

       SECTION 11.01. INTEGRATION. The Purchaser hereby acknowledges that except as provided in this Agreement and without prejudice to any liability for fraudulent misrepresentation, no reliance has been placed nor will at any time after execution of this Agreement be placed by the Purchaser on any representation or warranty (whether express or implied and whether written or oral) relating to the Company other than those contained in this Agreement and accordingly all representations and warranties (whether express or implied, statutory or otherwise) on the part of the Shareholders other than those contained in this Agreement are hereby excluded. No party shall have any remedy in respect of any misrepresentation or untrue statement made by any other party unless and to the extent that a claim lies under this Agreement.

       SECTION 11.02. PROJECTIONS. Without prejudice to the generality of
SECTION 11.01, the Purchaser expressly acknowledges and warrants that, save as specifically warranted to that effect in this Agreement, it is not relying on nor will at any time hereafter rely on any statement, representation, warranty or forecast of realized or prospective profits or turnover of the Company.

       SECTION 11.03. DISCLOSED MATTERS. The Purchaser shall not be entitled to make any claim under or pursuant to any of the representations and warranties contained in this Agreement in relation to and to the extent that:

       (a) any matter which is reserved, or provided for in the Company's audited accounts for the year ended December 31, 1996 or in the Closing Date Balance Sheet as finally determined in accordance with SECTION 1.02 (but the Purchaser's right to make such a claim shall be limited only insofar as there is a reserve or provision for the matter to which the claim relates);

       (b) any matter where the claim arises as a result of, or would not have arisen but for, or a liability is increased as a result of, legislation not in force at the date of this Agreement, or any change in legislation with retrospective effect after the date of this Agreement (including without limitation any increase in rates or scope or calculation of Taxes, new Taxes, or changes in legislation relating to Taxes with retrospective effect) or any change in the interpretation or application of the law or any judicial decision or practice or any generally accepted change in any rule or regulation, after the date of this Agreement the withdrawal or alteration after the date of this Agreement of any extra statutory concession made by any fiscal authority and presently in operation, or any introduction, change or withdrawal after the date of this Agreement of any regulatory or administrative rule or provision of general application;

       (c) any matter where the facts, events, matters or circumstances giving rise to such claim have been fully and fairly disclosed (but so that any facts, events, matters or circumstances which are disclosed only in part shall be deemed fully and fairly disclosed to that extent but not further or otherwise) to the Purchaser in this Agreement or the disclosure letter of even date from the Shareholders to the Purchaser and Xpedite (the "DISCLOSURE LETTER") or the documents annexed or referred to in the Disclosure Letter or in any documents entered into pursuant to the terms of this Agreement;

       (d) any claim which has been made good or is compensated for in full otherwise than by the Company or the Purchaser;

       (e) any matter which would not have arisen but for a breach by Xpedite or the Purchaser of its obligations under this Agreement or under any document entered into pursuant to this Agreement; and

       (f) any matter relating to Taxes to the extent that it has been discharged on or before the Closing Date.

       SECTION 11.04. SURVIVAL PERIOD. The rights of the Purchaser in respect of any breach of any of the representations and warranties contained in this Agreement shall only be enforceable if written notice giving the amount and all available material and specific details of a claim shall have been given to the Shareholders on or before the first anniversary of the Closing Date and the Shareholders shall cease to be liable in respect of such claim (which shall be deemed to have been withdrawn) if legal proceedings are not issued and served in respect of it within 18 months after the Closing Date.

       SECTION 11.05. NO RESCISSION. Following the Closing, the remedies of the Purchaser and Xpedite in respect of any breach of any of the representations and warranties contained in this Agreement shall be against the Shareholders and limited to a claim for damages subject to the limitations contained in this Agreement and shall not extend to rescission or termination of this Agreement or the right to claim that any such breach constitutes repudiation of this Agreement.

       SECTION 11.06. MITIGATION. Following the Closing, the Purchaser shall not be entitled to make any claim under or pursuant to the representations and warranties contained in this Agreement unless:

                   (a) within 45 days after the Chief Executive Officer of Xpedite has obtained actual knowledge of circumstances which will, or is reasonably likely to, give rise to such a claim the Purchaser gives to the Shareholders written notice of such claim and in particular (but without prejudice to the generality of the foregoing) gives such written notice of any claim by or against, or any liability of or to, any third party (or of any circumstances which become known to the Purchaser and/or the Company which are reasonably likely to give rise to any such claim or liability) in consequence of which the Shareholders will or may become liable for a claim under this Agreement;

                   (b) if requested in writing by the Shareholders, the Purchaser has taken or procured that the Company has taken all steps necessary in Purchaser's reasonable judgment to avoid, resist, or compromise any such claim or liability and any relevant proceedings and has taken or procured that the Company has taken all reasonably necessary proceedings or other actions in connection with such claim or liability subject in each case to the Shareholders indemnifying the Purchaser to the reasonable satisfaction of the Purchaser against all reasonable costs, liabilities, charges and expenses which it may reasonably incur thereby; and

                   (c) the Purchaser has at all times allowed the Shareholders and their professional advisers and other agents access (at reasonable times upon reasonable notice during normal business hours) to and to inspect and take copies of, all necessary books, files and records of the Company for the purpose of assessing and dealing with any such claim or liability; PROVIDED, that the foregoing shall not unreasonably disrupt the Purchaser's and the Company's business.

       Nothing contained in this SECTION 11.06 shall be deemed to require the Purchaser to take any act, or omit from taking any act, that would, in the good faith judgment of the Purchaser, materially adversely affect the Company's business or its relations with any of its material customers.

       SECTION 11.07. OFFSET; INCREASE. (a) In calculating the loss to the Purchaser arising or alleged to arise out of any liability of the Shareholders in respect of any breach of any of the representations and warranties contained in this Agreement there shall be deducted the amount by which any Taxes for which the Purchaser or the Company is assessed or accountable (with respect to the taxable year in which the indemnity claim relating to any such liability is paid) is reduced or extinguished as a result of any such liability.

       (b) Except where a claim is made by a third party to whom this Agreement has been assigned, the amount of any claim to be paid under this Article XI shall be increased by the amount of any Taxes imposed by any Taxing Authority on the receipt by the Purchaser or the Company of such payment (and imposed on any payments received under this SECTION 11.07(b)).

       (c) The parties intend that an arbitrator or court of competent jurisdiction will take into account the principles set forth in SECTION 11.07(a) and (b). Provided this is so, once a Qualifying Claim has been Finally Determined (as defined in SECTION 11.19) by a court of competent jurisdiction or by an arbitrator, the amount awarded shall be in full and final settlement of such Qualifying Claim and no further adjustment for Taxes will be made.

       SECTION 11.08. DEMINIMIS CLAIMS; BASKET. No payment in respect of any individual matter giving rise to a claim under any of the representations and warranties contained in this Agreement shall be made unless and until and to the extent that the amount finally adjudicated by a court of competent jurisdiction or arbitrator or agreed to be payable by the Shareholders in respect of any such claim shall exceed (pound)10,000 ("a QUALIFYING CLAIM") and in such event the Shareholders shall be liable for the full amount of such claim. No payment shall be made in respect of any matter giving rise to a claim under any of the representations and warranties contained in this Agreement unless and until the amount in respect of that claim (when aggregated with each other Qualifying Claim) shall exceed (pound)100,000 in which case the Shareholders shall be liable for all such claims.

       SECTION 11.09. MAXIMUM LIABILITY. The maximum aggregate liability of the Shareholders for claims under any of the representations and warranties contained in this Agreement shall not in any circumstances exceed the sum of $5,000,000 (as supported by the APAX Letter of Credit).

       SECTION 11.10. THIRD PARTY RECOVERIES. If the Purchaser or the Company is entitled to recover (whether by payment, discount, credit, set-off or otherwise) from any Person other than the Shareholders any sum in respect of any matters giving rise to a liability of the Shareholders under any of the representations and warranties contained in this Agreement the Purchaser shall, and shall procure that the Company shall, give all reasonable assistance (including access to documents) if required by the Shareholders, and at the expense of the Shareholders, shall take, or procure the taking of, all, in Purchaser's judgment, appropriate steps to enforce such recovery (keeping the Shareholders reasonably informed of the progress of any action taken) and, in the case of the Purchaser, shall forthwith account to the Company for any amount so recovered less all reasonable expenses of recovery thereof or, if less, any amount paid or payable by the Shareholders in respect of the claim.

       SECTION 11.11. SUBSEQUENT RECOVERY. If any payment is made by the Shareholders or any of them in or towards the settlement of any claim under any of the representations and warranties contained in this Agreement and the Purchaser or the Company subsequently recovers or procures the recovery from a third party of an amount which is referable to that claim the Purchaser shall, or shall procure that the Company shall, forthwith repay or procure repayment to the relevant Shareholders of an amount equal to whichever is the lesser of:

             (a) the amount recovered from the third party after deduction of all reasonable expenses of recovery;
      and

             (b) the amount paid in or towards settlement of the claim.

       SECTION 11.12. PURCHASE PRICE REDUCTION. To the extent permitted under Applicable Law, the amount or amounts of payments made by the Shareholders pursuant to any successful claim under any of the representations and warranties contained in this Agreement shall be deemed to constitute a reduction in the Purchase Price paid for the Shares.

       SECTION 11.13. ACTUAL DAMAGES. The liability of the Shareholders in respect of any claim under any of the representations and warranties contained in this Agreement shall not extend or be increased by reference to loss of future profit or revenue or to loss of or harm to goodwill or reputation.

       SECTION 11.14. CONTINGENT LIABILITY. If any breach arises by reason of a liability falling on the Purchaser or the Company which is a contingent or future liability when the claim in respect thereof is notified to the Shareholders then the Shareholders shall not be obliged to make any payment to the Purchaser until such time as the contingent or future liability ceases to be contingent and becomes an actual liability or (if earlier) the time at which the Purchaser or the Company suffers loss.

       SECTION 11.15. APPLICATION OF CREDITS, ETC. The Shareholders shall not be liable in respect of any claim under any of the representations and warranties contained in this Agreement to the extent that any losses (including carry forward tax losses), relief, allowances, credits, deductions, counterclaims, rights of set off or other rights or claims of a similar nature arising by reference to the period before Closing and to the extent not accounted for in the final Closing Date Balance Sheet are available to the Company against or to otherwise mitigate any liability arising from such claims.

       SECTION 11.16. SINGLE RECOVERY. The Purchaser shall not be entitled to recover any sum in respect of any claim for breach of the representations and warranties contained in this Agreement or otherwise obtain compensation, reimbursement or restitution more than once in respect of the same loss or damage by reason of any misrepresentation or breach of the representations and warranties contained in this Agreement.

       SECTION 11.17. [INTENTIONALLY OMITTED]

       SECTION 11.18. SHAREHOLDERS' INDEMNITY. The Purchaser and Xpedite jointly and severally covenant to procure that the Company shall indemnify and keep indemnified on an after-Tax basis (if it is not otherwise liable to make such payment to the Shareholders) the Shareholders (including in all circumstances and notwithstanding any provision herein to the contrary, Eagle):

       (a) any liability to make a payment of Tax of the Shareholders, being a payment of Tax which is primarily a Tax liability of the Company incurred by it on or prior to Closing or an accounting period beginning prior to the date hereof and is payable by the Shareholders (or any of them) by virtue of the Company failing to discharge such Tax liability;

       (b) all losses, liabilities and costs which the Shareholders (or any of them) may incur in connection with or as a consequence of any of the matters referred to in SECTION 11.18(a); and

       (c) any sums payable by the Purchaser, Xpedite or the Company under
   SECTION 11.18(a) or (b) shall be paid not later than the fifth business day before the date on which the payment of Tax is payable by the Shareholders (or any of them) or, if later, not more than five (5) business days following the date on which the Shareholders notify the Purchaser, Xpedite or the Company of its liability to procure the making of such payment.

       SECTION 11.19. SETTLEMENT OF CLAIMS. Not later than the fifth business day after (i) APAX and Purchaser settle any claim for which Purchaser is entitled to payment under the provisions of this Article XI or (ii) upon the determination by a court of competent jurisdiction or arbitrator where there are no further rights of appeal or the time limits for any such rights of appeal have lapsed ("Finally Determined") the Purchaser is entitled to payment for a claim under the provisions of this
Article XI, APAX shall pay to Purchaser the amount agreed to or awarded to Purchaser and, if it fails to do so, will not hinder Purchaser from being paid such amount under the APAX Letter of Credit. In the event that APAX does not make such payment then Purchaser shall have the right to proceed against the APAX Letter of Credit to satisfy its claim.

       SECTION 11.20. TAX MATTERS. The Purchaser shall not be entitled to make any claim under or pursuant to any of the representations and warranties contained in this Agreement, so far as the same relate to Taxes in relation to:

       (a) any claim which would not have arisen but for a voluntary act, omission or transaction, outside the ordinary course of business, on the part of or carried out by the Purchaser or the Company after Closing (including, without limitation, the effecting of any change in the nature or conduct of any trade or business carried on by the Company but not including seeking advice or a ruling from any Governmental Authority) which the Purchaser or the Company know, or ought reasonably to have known, would give rise to the claim;

       (b) any claim which would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of the Company after Closing to make any claim, election, surrender or disclaimer or to give any notice or consent or to do any other thing the making, giving or doing of which was taken into account in computing the provision or reserve for Taxes made in the Closing Date Balance Sheet or taken into account in the preparation of the Closing Date Balance Sheet;

       (c) any claim which would not have arisen but for the voluntary making of any claim, election, surrender or disclaimer or voluntary giving of any claim, election, surrender or disclaimer or voluntary giving of any notice or consent by the Purchaser or the Company after Closing, the giving, making or doing of which was not assumed in completing the provision or reserve for Taxes made in the Closing Date Balance Sheet or taken into account in the preparation of the Closing Date Balance Sheet;

       (d) any claim which would not have arisen but for a withdrawal or disclaimer of, or a revision of a claim for any relief from Taxes or any other modification of the Company's current tax position where such withdrawal, disclaimer, revision or modification is caused or made by the Purchaser or the Company after Closing; and

       (e) any claim which arises from any change in accounting or taxation policy or practice adopted by the Company on or after Closing.

       SECTION 11.21. RESERVATION. Notwithstanding anything to the contrary provided for in this Agreement, the provisions and limitations contained in this
Article XI shall not be applicable with respect to (a) any breach or any non-performance of any agreement or undertaking of the Shareholders contained in this Agreement or (b) any breach of the representations and warranties contained in SECTIONS 2.01 or 3.01 or the first sentence of SECTION 2.03(B) hereof or in respect of any claim for fraud and, in the event of a breach of such representations or such a claim for fraud, Xpedite and Purchaser shall be entitled to pursue all remedies available to them at law or in equity against any of the Shareholders without any limitation or restriction.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

       SECTION 12.01. EXPENSES. Purchaser and the Shareholders shall bear their own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees, commissions and expenses (including, without limitation, all filing, printing, copying, mailing, telephone, transportation and delivery charges) payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals. Notwithstanding any provision herein to the contrary, the Purchaser shall pay any stamp, transfer or similar Taxes arising as a result of the consummation of the transactions contemplated hereunder.

       SECTION 12.02. HEADINGS. The descriptive headings of the several Articles and Sections of this

Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not in any manner affect the meaning or interpretation of the terms of this Agreement.

       SECTION 12.03. NOTICES.

       (a) Any notices or other communications (including any notices or other documents relating to service of legal process) required or permitted hereunder shall be addressed as follows:

          If to Purchaser or Xpedite to:

          PHJ&W No. 2 Limited
          c/o Paul, Hastings, Janofsky & Walker LLP
          60 Lombard Street
          London, England EC3V 9EA
          Tel:        011-44-171-464-8429
          Fax:        011-44-171-464-8731
          Attn:       Ian Burton, Esq.

          Copy to:

          Xpedite Systems, Inc.
          446 Highway 35
          Eatontown, NJ  07724
          Tel:        (732) 389-3900
          Fax:        (732) 544-1044
          Attn:       Roy B. Andersen, Jr.

          Paul Hastings Janofsky & Walker LLP
          399 Park Avenue, 31st Floor
          New York, NY 10022-4697
          Attn:       Neil A. Torpey, Esq.
          Tel:        (212) 318-6034
          Fax:        (212) 319-4090

          If to the Shareholders to:

          APAX Partners & Co. Ventures Limited
          15 Portland Place
          London WIN 3AA
          Attn:       John McMonigall
          Tel:        011-44-171-872-6300
          Fax:        011-44-171-636-6475

          and

          David Proctor
          Warren House
          Moor End
          Acaster Malbis
          York, Y02 1UQ
          Tel:        011-44-1904-700-700
          Fax:        011-44-1904-707-372

          Copy to:

          Hammond Suddards
          Trinity Court
          16 John Dalton Street
          Manchester M 60 8MS
          Attn:       Ged O'Neill, Esq.
          Tel:        011-44-161-830-5000
          Fax:        011-44-161-830-5001

or such other address as shall be furnished in writing by either party in accordance with this SECTION 12.03, and any such notice or communication shall be deemed to have been given on the date specified in SECTION 12.03(b) both for the purposes of this Agreement and, in the context of service of legal process, for the purposes of the Rules of the Supreme Court, although the parties reserve the right to effect service of such legal process pursuant to such Rules.

       (b) Notices or other communications shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three business days after being mailed, (iii) if delivered by overnight courier or similar service, upon delivery, or (iv) if given by telecopy, upon confirmation of transmission by telecopy; PROVIDED, that if such notice or other communications would be otherwise deemed given on a day which is not a business day, the delivery shall be deemed given the first business day following such day.

       SECTION 12.04. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, either in whole or in part, without the prior written consent of the other parties hereto; provided, however, the Purchaser shall have the right to assign its rights hereunder to the providers of the financing to be obtained to consummate the transactions contemplated hereby.

       SECTION 12.05. COMPLETE AGREEMENT. This Agreement, including the Schedules, exhibits and other writings referred to herein or delivered pursuant hereto contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein.

       SECTION 12.06. WAIVERS. No delay on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right, nor shall any waiver, express or implied, by any party hereto of any right hereunder or of any failure to provide and perform hereunder or breach hereof by either party hereto constitute or be deemed to constitute a waiver of any other failure to provide and perform hereunder or breach hereof by any party hereto whether of a similar or dissimilar nature thereto.

       SECTION 12.07. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

       SECTION 12.08. GOVERNING LAW. This agreement shall be governed by and construed in accordance with English Law and the parties hereby submit to the non- exclusive jurisdiction of the English Courts.

       SECTION 12.09. ARBITRATION. (a) Any disputes arising under or in connection with this Agreement (other than a dispute in which a person is seeking equitable relief (including without limitation, for specific performance of this Agreement), in which case such party shall have the right to institute proceedings in the English courts without pursuing arbitration proceedings pursuant to this SECTION

12.09) that cannot be resolved amicably by the parties hereto shall be finally settled by binding arbitration under the Rules of the London Court of International Arbitration (a copy of which Rules, as amended, are annexed hereto as EXHIBIT D hereto) by three arbitrators. If there are two parties to any such dispute, each such party will choose one arbitrator and the two arbitrators so chosen will select the third arbitrator; if there are three parties to any such dispute, each such party will choose an arbitrator. For the purposes hereof, one or more Shareholders shall count as only one party. The arbitration proceedings shall be held at a place and time mutually agreed between the parties to such arbitration or, in the event such parties do not so agree within ten (10) days of the commencement of consideration of the issue of the venue for such arbitration, in London, England. The provisions of Section 69 of the Arbitration Act 1996 shall not apply to any reference to arbitration carried out pursuant to this Section.

       (b) In any such arbitration proceedings, at the request of either any party hereto, to protect confidential information and any other matter that any such party would normally not reveal to third parties, the arbitrators shall enter a protective order in such form as the parties hereto shall stipulate or as the arbitrators shall determine is suitable. Among other things, the protective order shall stipulate that the arbitrators themselves shall receive any information designated as "confidential" solely for the purposes of assessing the facts and/or law for the purposes of making any necessary factual determination or issuing an award, and shall not otherwise use or disclose such matter.

       SECTION 12.10. ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement shall have the meanings given to them in accordance with GAAP.

       SECTION 12.11. PARTIES. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties hereto and their respective successors and permitted assigns in accordance with SECTION 12.04 hereof. Without limiting the foregoing, no third Person shall be a beneficiary of any provision of this Agreement.

       SECTION 12.12. LEGAL REMEDIES. Subject to ARTICLE XI and SECTION 12.11 but otherwise notwithstanding any other provision in this Agreement to the contrary, the parties hereto reserve all of their contractual remedies (arising both at common law and in equity) including, without limitation, for specific performance, in respect of any breach or non-performance of the representations, warranties, covenants, undertakings and agreements contained in this Agreement.

       SECTION 12.13. SCHEDULES. References in this Agreement to Schedules shall be deemed to mean the information and/or documents contained in the Disclosure Letter referring to such Schedules.

       SECTION 12.14. XPEDITE GUARANTEE.

       (a) In consideration of the Shareholders agreeing to enter into this Agreement, Xpedite as principal obligor and not merely as surety hereby irrevocably and unconditionally undertakes and guarantees to the Shareholders the due and punctual performance by Purchaser of the obligations, undertakings, covenants and liabilities of Purchaser contained in this Agreement and further undertakes that if default shall be made in the performance of the same Xpedite shall forthwith on demand pay to the Shareholders an amount equal to, or procure the discharge of such of the obligations, undertakings, covenants and liabilities as shall not have been paid or discharged when due, as if Xpedite was the principal obligor in respect thereof, provided always that Xpedite's liability pursuant to this SECTION 12.14 shall be no greater than if Xpedite had been named as the Purchaser and Xpedite shall be entitled to the same rights (if any) of set-off, counterclaim and defense as if it were so named.

       (b) The liability of Xpedite shall not be affected nor shall the guarantee contained in this SECTION 12.14 be discharged or diminished by reason of:

           (i) the Shareholders compounding with, discharging, releasing or varying the liability of or granting any time, indulgence or concession to the Purchaser or granting any accommodation, facility or transaction in any manner whatsoever to the Purchaser, or concurring in, accepting, varying or novating any agreement (including this Agreement), compromise, arrangement or settlement, or waiving or omitting to claim or enforce payment from or discharge by partner of the obligations guaranteed under this SECTION 12.14; or

           (ii) any change in the constitution of the Purchaser; or

           (iii) any other act, circumstance or omission which, but for this provision would or might operate or exonerate Xpedite from its obligations and liabilities under the guarantee contained in this
       SECTION 12.14.

       (c) Any intermediate payment, discharge or settlement of the obligations guaranteed by Xpedite under this SECTION 12.14 will not affect the liability of Xpedite nor will it discharge or diminish the terms of this guarantee in respect of the obligations not so paid, discharged or settled.

       (d) Until the obligations imposed by this SECTION 12.14 have been paid or discharged in full Xpedite shall not, by paying off any sum recoverable under this SECTION 12.14, or by any other means or on any other ground, claim or prove in competition with the shareholder in respect of any payment by Xpedite under this SECTION 12.14 or be entitled to claim to have the benefit of any set-off or counterclaim or proof against or dividend composition or payment by the Purchaser or the benefit of any other security which the Shareholders may now or later hold in respect of the said sums.

       (e) This guarantee shall be a continuing guarantee and accordingly shall remain in operation until all Xpedite's obligations under this SECTION 12.14 have been paid or discharged in full.

       (f) Any of Xpedite's obligations under this SECTION 12.14 which may not be recoverable from the Purchaser, whether by reason of any legal limitation, disability, incapacity or any other fact or circumstance and whether known to the Shareholders or not, shall nevertheless be recoverable from Xpedite as sole or principal debtor.

       IN WITNESS WHEREOF, the parties here to have executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.


                               PHJ&W NO. 2 LIMITED


                               By: /s/ ROY B. ANDERSEN, JR.
                                   -----------------------------------
                                   Name: Roy B. Andersen, Jr.
                                   Title:


                               XPEDITE SYSTEMS, INC.


                               By: /s/ ROY B. ANDERSEN, JR.
                                   -----------------------------------
                                   Name:  Roy B. Andersen, Jr.
                                   Title: President


                               SHAREHOLDERS:


                               /s/ DAVID PROCTOR
                               --------------------------------------
                               David Proctor


WITNESS:/s/ Michael Chernick   /s/ DAVID PROCTOR
                               --------------------------------------
                               Executed as a DEED by
                               Marc Epstein, acting by
                               David Proctor, his duly
                               authorized attorney


                               APAX PARTNERS & CO. VENTURES
                               LIMITED, as manager of Apax
                               Ventures IV and Apax IV
                               International Partners, L.P.

                               By: /s/ JOHN PHILLIPS MCMONIGALL
                                   ---------------------------------
                                   Name: John Phillips McMonigall
                                   Title:

                              ROTHSCHILD NOMINEES LIMITED,
                              acting by John Phillips
                              McMonigall, its duly
                              authorized attorney


                              By: /s/ JOHN PHILLIPS MCMONIGALL
                                  -----------------------------------


                              EAGLE NOMINEES LIMITED,
                              acting by Gerard James
                              O'Neill, its duly authorized
                              attorney

                             By: /s/ GERARD JAMES O'NEILL
                                 -----------------------------------

                                                        SCHEDULE 1

                                                               NO. OF
   SHAREHOLDER                      CLASS OF SHARE             SHARES                 CONSIDERATION
-----------------------    -----------------------------       ------           ----------------------
Apax Funds                 "A" ordinary                        250,000          250,000
Nominees Limited,          of (pound) 1.00 each                                 284,999 of the amount
B Account (as                                                                   payable under
custodian trustee                                                               Sections 1.01(ii) and
for Apax Ventures                                                               9.01(b)(i)(Fourth)
International
Partners LP and
Apax Ventures IV)

                           Preference                        2,355,288          The nominal value
                           Shares of                                            plus all accrued
                           (pound) 1.00 each                                    dividends, interest
                                                                                and penalties (if
                                                                                any) calculated down
                                                                                to the Closing Date

David Proctor              Preference                           19,712          The nominal value
                           Shares of                                            plus all accrued
                           (pound) 1.00 each                                    dividends, interest
                                                                                and penalties (if
                                                                                any) calculated down
                                                                                to the Closing Date

Marc Epstein               Ordinary                             10,000          10,000
                           shares of                                            284,999 of the
                           (pound) 1.00 each                                    Adjusted Purchase
                                                                                Price

Rothschild                 Ordinary                              1,666          1,666
Nominees Limited           shares of                                            284,999 of the amount
(as trustee for            (pound) 1.00 each                                    payable under
N.M. Rothschild &                                                               Sections 1.01(ii) and
Sons Limited)                                                                   9.01(b)(i)(Fourth)

David Proctor              Ordinary                              3,267          3,267
                           shares of                                            284,999 of the amount
                           (pound) 1.00 each                                    payable under
                           (held under                                          Sections 1.01(ii) and
                           option)                                              9.01(b)(i)(Fourth)

Holders of                 Ordinary                             20,066          20,066
Options                    shares of                                            284,999 of the amount
                           (pound) 1.00 each                                    payable under
                           (held under                                          Sections 1.01(ii) and
                           option)                                              9.01(b)(i)(Fourth)

                                     -71-

                           SCHEDULE 1A

                                                               NO. OF
   SHAREHOLDER                      CLASS OF SHARE             SHARES                 CONSIDERATION
-----------------------    -----------------------------       ------           ----------------------

Apax Funds                 "A" ordinary                        250,000          250,000
Nominees Limited,          of(pound) 1.00                                       333,333 of the
B Account (as              each                                                 amount payable
custodian trustee                                                               under Sections
for Apax Ventures                                                               1.01(ii) and
International                                                                   9.01(b)(i)(Fourth)
Partners LP and
Apax Ventures IV)

                           Preference                        2,355,288          The nominal value
                           Shares of                                            plus all accrued
                           (pound) 1.00 each                                    dividends,
                                                                                interest and
                                                                                penalties (if any)
                                                                                calculated down to
                                                                                the Closing Date

David Proctor              Preference                           19,712          The nominal value
                           Shares of                                            plus all accrued
                           (pound) 1.00 each                                    dividends,
                                                                                interest and
                                                                                penalties (if any)
                                                                                calculated down to
                                                                                the Closing Date

Marc Epstein               Ordinary                             10,000          10,000
                           shares of                                            333,333 of the
                           (pound) 1.00 each                                    Adjusted Purchase
                                                                                Price

Rothschild                 Ordinary                              1,666          1,666
Nominees Limited           shares of                                            333,333 of the
(as trustee for            (pound) 1.00 each                                    amount payable
N.M. Rothschild &                                                               under Sections
Sons Limited)                                                                   1.01(ii) and
                                                                                9.01(b)(i)(Fourth)

Eagle Nominees             Ordinary                             48,334          48,334
Limited                    Shares of                                            333,333 of the
                           (pound) 1.00 each                                    amount payable
                                                                                under Sections
                                                                                1.01(ii) and
                                                                                9.01(b)(i)(Fourth)


                                                               NO. OF
   SHAREHOLDER                      CLASS OF SHARE             SHARES                 CONSIDERATION
-----------------------    -----------------------------       ------           ----------------------
David Proctor              Ordinary                              3,267          3,267
                           shares of                                            333,333 of the
                           (pound) 1.00 each                                    amount payable
                           (held under                                          under Sections
                           option)                                              1.01(ii) and
                                                                                9.01(b)(i)(Fourth)

Holders of                 Ordinary                             20,066          20,066
Options                    shares of                                            333,333 of the
                           (pound) 1.00 each                                    amount payable
                           (held under                                          under Sections
                           option)                                              1.01(ii) and
                                                                                9.01(b)(i)(Fourth)

                                                                       EXHIBIT A


                                     FORM
                                      OF
                               BUYBACK AGREEMENT


THIS AGREEMENT is made as of the _____ day of August, 1997
--------------

BETWEEN:
-------

(1) EAGLE NOMINEES LIMITED (Company Number: 36514) whose registered office is at Eagle House, Don Road, St.
          Helier, Jersey (the "VENDOR");

(2)       XPEDITE SYSTEMS LIMITED (Company Number:  2778084)
          whose registered office is at Xpedite House, Pioneer
          Business Park, Amy Johnson Way, Clifton Moor, York,
          Y03 8XT (the "COMPANY")

RECITALS
--------

(A) The Company was incorporated in England under the Companies Act 1985 and is a company limited by shares.

(B) The Company has an authorised share capital of (pound)12,059,205 divided into 2,712,094 'A' Preference Shares of(pound)1.00 each (of which 2,644,033 are in issue), 6,238,778 'B' Preference Shares of(pound)1.00 each (none of which are in issue), 2,775,000 Preference Shares of (pound)1.00 each (of which 2,375,000 are in issue), 250,000 'A' Ordinary Shares of(pound)1.00 each (all of which are in issue) and 83,333 Ordinary Shares of(pound)1.00 each (of which 60,000 are in issue) of which 48,334 are registered in the name of the Vendor and are the subject of this Agreement (the "SALE SHARES").

(C) The Company desires to purchase the Sale Shares pursuant to the power conferred in Section 162 of the Companies Act 1985 (the "ACT") and the authority contained in Regulation 35 of Table A of the Companies (Tables A to F) Regulations 1985 which are incorporated in the Company's Articles of Association pursuant to
          Article 1.2 of the Company's Articles of Association and the Vendor has agreed to sell the Sale Shares for the consideration specified in this Agreement and upon the other terms of this Agreement.

(D)       The terms of this Agreement were authorized in connection with
          Section 165(2) and Section 320 of the Act by Special Resolutions of the Company passed by Written Resolution on August 7, 1997 in accordance with paragraph 5 of Schedule 15A to the Act.

(E) All of the holders of ordinary share capital in the Company (other than the Vendor save where this Agreement is terminated pursuant to Section 5.2 hereof) have agreed to sell the whole of the ordinary share capital of the Company to PHJ&W No. 2, Limited (the "PURCHASER") pursuant to the terms of a Share Purchase Agreement (the "SHARE PURCHASE AGREEMENT") to be entered into on the date of this Agreement between (1) Apax Partners & Co. Ventures Limited and others (2) the Purchaser and (3) Xpedite Systems, Inc.

IT IS HEREBY AGREED as follows:
-------------------

1.        AGREEMENT FOR SALE
          ------------------

          1.1 Subject to the provisions of Clause 2 below, the Vendor shall sell with full title guarantee and the Company shall purchase the Sale Shares free from all liens charges and Encumbrances (as defined herein) and together with all accrued benefits and rights attached to them.

          1.2 Subject to the condition set out in Clause 2.1 below having been satisfied and subject to the provisions of the Act, completion of the sale and purchase shall take place on the 36th day after approval of the sale and purchase provided for in this Agreement has been obtained in accordance with Section 173(2) of the Act or if such conditions have not been satisfied by such date, on the day of the satisfaction of such conditions and the date for such completion is hereinafter referred to as the "COMPLETION DATE".

2.        CONDITIONS
          ----------

          2.1 This Agreement is conditional upon but shall take place simultaneously with the consummation of the "CLOSING" (as defined in the Share Purchase Agreement).

          2.2 The Vendor and the Company shall co-operate and use all reasonable endeavors to procure the fulfillment of the condition set out in Clause 2.1.

          2.3 The Vendor and the Company shall cooperate and use all reasonable endeavors to cause the approval of the sale and purchase of the Sale Shares, including but not limited to that required under Section 173(2) of the Act, to be obtained.

3.        REPRESENTATIONS, WARRANTIES, AND COVENANTS
          ------------------------------------------

          The Vendor represents and warrants to the Company, and covenants to the Company, as follows:

          3.1 OWNERSHIP OF THE SALE SHARES. The Vendor is the legal owner of the Sale Shares and upon delivery of and payment for the Sale Shares in accordance with the provisions of this Agreement, the Vendor shall transfer to the Company with full title guarantee to such Sale Shares, free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, rights of pre-emption, mortgages, indentures or easements of any type ("ENCUMBRANCE"). Other than the Sale Shares (which are fully paid) the Vendor does not own any of the share capital of the Company. From the date hereof until the date of termination of this Agreement, Vendor shall not, without specific instruction from David Proctor to do so, sell, transfer, pledge, hypothecate, or otherwise dispose of any of the Sale Shares or any interest in or portion thereof, or any rights appurtenant thereto.

          3.2 AUTHORIZATION. The Vendor has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Vendor and is a valid and binding agreement of the Vendor, enforceable against the Vendor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws in effect now or hereafter relating to creditors' rights generally, and by equitable principles (whether considered in a proceeding at law or in equity).

          3.3 NO CONFLICT OR VIOLATION. Neither the execution and delivery by the Vendor of this Agreement nor the consummation of the transactions contemplated hereby or thereby, will:

                (a) conflict with or result in a breach of any provision of the articles or certificate of incorporation or organization of the Vendor;

                (b) with or without giving of notice or the passage of time, or both, violate, or conflict with, or constitute a default under, or result in the termination or in a right of termination of, violate or be in conflict with, result in a breach of any term or provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other "PERSON" (as defined in the Share Purchase Agreement) a basis for increased rights or termination or nonperformance under, or require any consent, authorization or approval under, any term or provision of any Encumbrance, lease, license, decree, order or any other agreement or instrument to which the Vendor is a party or by which the Sale Shares are bound or affected;

                (c) violate any provision of, or require any consent, authorization or approval under, any "APPLICABLE LAWS" of any "GOVERNMENTAL AUTHORITY", or any "JUDGMENT" (in each case as such terms are defined in the Share Purchase Agreement), in each case applicable to the Vendor;

                (d)    require any consent, approval or
                       authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person, to be made or obtained by or on behalf of the Vendor; or

                (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, to be made or obtained by or on behalf of the Vendor pursuant to any Applicable Law.

          3.4 BROKERS' FEES. The Vendor has not employed any broker or finder, and it has not incurred nor will it incur any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated herein.

4.            CONSIDERATION
              -------------

          The aggregate price payable for the Sale Shares shall be the sum of $10,773,935 ("BUYBACK PRICE") which shall be payable to the Vendor (or as the Vendor directs) by telegraphic transfer out of the monies held by Hammond Suddards pursuant to
          Section 9.01(b)(i)(Second) of the Share Purchase Agreement.

5.            COMPLETION; TERMINATION
              -----------------------

          5.1 COMPLETION. Completion of the sale and purchase of the Sale Shares shall take place on the Completion Date at the office of Hammond Suddards, Trinity Court, 16 John Dalton Street, Manchester, M60 8HS.

                (a) the Vendor shall deliver to the Company the share certificate(s) in respect of the Sale Shares;

                (b) the Company shall instruct Hammond Suddards to deliver to the Vendor (or as the Vendor directs) a telegraphic transfer for the sum due under Clause 4.

                (c) The provisions of Section 3 hereof shall survive completion of the transactions contemplated hereby.

          5.2 TERMINATION. This Agreement shall terminate (i) in the event a creditor exercises its right to block the transactions contemplated by this Agreement in accordance with Section 176 of the Act or (ii) in the event the conditions (save the Closing itself) to completion hereunder have not been satisfied by Closing. In the event this Agreement is terminated for any reason whatsoever, the Vendor agrees that the Sale Shares shall become subject to the provisions of the Share Purchase Agreement. In such circumstances and in accordance therewith, the Sale Shares shall be deemed "SHARES," and the Vendor shall be deemed a "SHAREHOLDER," for all purposes of the Share Purchase Agreement.

6.            ENTIRE AGREEMENT
              ----------------

          This Agreement constitutes the whole agreement between the parties hereto and no variation hereof shall be effective unless made in writing and signed by both the parties hereto and which variation is thereafter authorized and approved by Special Resolution of the Company as required by the provisions of the Act.

7.            GENERAL
              -------

          7.1   This Agreement shall not be assignable.

          7.2 This Agreement shall be binding upon, and shall enure for the benefit of, the personal representatives of successors in the title of the Vendor.

          7.3 This Agreement shall so far as it remains to be performed continue in full force and effect notwithstanding any completion thereof.

          7.4 This Agreement shall be construed in accordance with the laws of England and the English Courts shall have jurisdiction over any matter arising out of it.

          7.5 The Vendor undertakes to the Company to execute all such other documents and do all such other acts and things as the Company shall require in order to perfect the right, title and interest of the Company to the Sale Shares (and this undertaking shall survive Completion).

          7.6 The parties hereto reserve all of their contractual remedies (arising both at common law and in equity) including, without limitation, for specific performance, in respect of any breach or non-performance of the representations, warranties, covenants, undertakings and agreements contained in this Agreement.

AS WITNESS the hands of the parties or their duly authorised representatives on the date shown on the first page.


SIGNED by EAGLE NOMINEES LIMITED
          ----------------------
acting by GERARD JAMES O'NEILL,
          ----------------------
its duly authorized attorney:

Signature:

Witness Name:

Address:

Occupation:


SIGNED by JOHN MCMONIGALL
          ----------------------
for and on behalf of
XPEDITE SYSTEMS LIMITED
--------------------------------
in the presence of

Signature:

Witness name:

Address:

Occupation:

                                                                       EXHIBIT B

                                  DATED , 199



                       (1) NATIONAL WESTMINSTER BANK PLC



                            (2) PHJ&W NO. 2 LIMITED



--------------------------------------------------------------------------------
                               DEED OF GUARANTEE

--------------------------------------------------------------------------------

National Westminster Bank Plc has executed this deed on the condition that the deed shall not be taken to be delivered for the purposes of Section 36A Companies Act 1985 (As Amended) until the deed has been formally dated by or on behalf of National Westminster Bank Plc



                               Hammond Suddards
                                  Solicitors
                                 Trinity Court
                             16 John Dalton Street
                                  Manchester
                                    M60 8HS

                              Tel: 0161 830 5000
                              Fax: 0161 830 5001

                                   Ref: GJO

THIS DEED OF GUARANTEE is made on ________

BETWEEN:
-------

(1) NATIONAL WESTMINSTER BANK PLC (Company No: 929027) whose principal place of business for the purposes of this Guarantee is at 62 Green Street, London, W1Y 4BA (the "Guarantor"); and

(2) PHJ&W NO. 2 LIMITED (Company No. 3406448) whose registered office is at c/o Paul, Hastings, Janofsky & Walker LLP, 60 Lombard Street, London, EC3V 9EA (the "Purchaser")

RECITALS
--------

(A)       The definitions adopted in Clause 1 apply to these recitals.

(B) In consideration of the Purchaser entering into the Agreement the Guarantor has agreed to guarantee certain of Apax's obligations under the Agreement.

(C)       This is the Apax Letter of Credit (as defined in the Agreement).

NOW THIS DEED WITNESSES as follows:
-----------------------

1.            INTERPRETATION
              --------------

          1.1 In this Guarantee, unless the context otherwise requires, the following words and expressions shall bear the following meanings:

EXPRESSION                      MEANING
----------                      -------

"the Agreement"         the share purchase agreement dated August 8,
                        1997 made between (1) Apax and others, (2) the Purchaser and (3) Xpedite Systems, Inc., as the same may be amended from time to time in accordance with the terms thereof.

"Apax" Apax Partners & Co Ventures Limited (in its capacity as manager of Apax Ventures IV and as manager of Apax Ventures IV International Partners LP) whose registered office is at 15 Portland Place, London WIN 3AA.

"the Company"           Xpedite Systems Limited (Company No. 2778084)
                        whose registered office is at Xpedite House, Pioneer Business Park, Amy Johnson Way, Clifton
                        Moor, York YO3 8XT.

"Finally Determined" decided upon by a court of competent jurisdiction or by an arbitrator where there are no further rights of appeal or the time limits for any such rights of appeal have lapsed, and "Final Determination" shall be construed accordingly.

"Qualifying Claim"      as defined in the Agreement.

      1.2 Unless the context otherwise requires, references to the singular include the plural, references to any gender include all other genders, and references to "persons" shall include bodies corporate, unincorporated associations and partnerships.

      1.3 Clause headings are for information only and shall not affect the construction of this Guarantee.

2.       GUARANTEE
         ---------

      2.1 In consideration of the Purchaser agreeing to Closing (as defined in the Agreement), the Guarantor, subject to clause 2.3, hereby irrevocably and unconditionally guarantees and undertakes to pay the Purchaser on demand all amounts not paid by Apax to the Purchaser under or in connection with Qualifying Claims, PROVIDED THAT the Guarantor's maximum aggregate liability hereunder shall in no event exceed the sum of US$5,000,000 together with any interest payable under clause 2.2 for the payment of which sum to the Purchaser the Guarantor hereby binds itself.

      2.2 The Guarantor agrees to pay interest on any sums payable by the Guarantor under Clause 2.1 if it has not paid any sum demanded within 7 days of receipt of such demand day by day from the date of receipt of a demand until full discharge at the rate of 1% per annum over the Guarantor's base rate from time to time, compounded monthly.

      2.3 The Purchaser shall not be entitled to make any claim or demand under this Guarantee unless and until:

             2.3.1 A Qualifying Claim has been Finally Determined or Apax has agreed in writing that it is liable for a Qualifying Claim; and

             2.3.2 Apax fails to settle such Qualifying Claim within five days following written demand being made by the Purchaser.

3.       GENERAL
         -------

      3.1 This Guarantee shall not be discharged nor shall the Guarantor's obligations and liability be affected or impaired by any thing or any circumstance which would not have discharged or affected or impaired the Guarantor's liability if the Guarantor had been a principal debtor to the Purchaser.

      3.2 Subject to Clause 3.6, this Guarantee is and at all times shall be a continuing security.

      3.3 This Guarantee is and will remain the property of the Purchaser.

      3.4 No delay or omission on the part of the Purchaser in exercising any right or remedy under this Guarantee shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

      3.5 The benefit of this Guarantee is personal to the Purchaser and is not transferable or assignable without the Guarantor's prior written consent.

      3.6 Save in respect of claims received prior to that time, the Guarantor's liability hereunder shall expire ("Expiry") on the date Apax ceases to be liable for Qualifying Claims in accordance with the provisions of the Agreement. Any claims or demands must be received by the Guarantor before Expiry and any claims, notices, statements or demands received by the Guarantor after Expiry shall be ineffective for the purposes of this Guarantee whether or not this Guarantee is returned to the Guarantor for cancellation.

      3.7 A demand or notice hereunder by the Purchaser shall be in writing signed by the Purchaser (and shall be accompanied by a copy of the order made by the court or arbitrator in making a Final Determination or a copy of Apax's written agreement to accepting liability for a Qualifying Claim) and may be served on the Guarantor either by hand or by post. In the case of delivery by hand, the demand or notice may be delivered to the Guarantor at 62 Green Street, London, W1Y 4BA and shall be treated as having been received on delivery. A demand or notice sent by post may be addressed to the Guarantor at 62 Green Street, London, W1Y 4BA and shall be treated as having been received on the day following the day on which it was posted by first class pre-paid post and shall be effective notwithstanding it be returned undelivered.

      3.8 This Guarantee shall be governed by and construed in accordance with English law.

      3.9 This Guarantee may be executed in any number of counterparts all of which taken together shall constitute one and the same Guarantee and any of the parties may execute this Guarantee by executing any such counterpart.

IN WITNESS whereof these presents have been duly executed as a deed the day and year first above written.

EXECUTED (but not delivered until           )
the date hereof) as a DEED by               )
__________________________  as the          )
attorney for and on behalf of               )
NATIONAL WESTMINSTER                        )
BANK PLC in the presence of:-               )



-------------------------------------
Bank Official
National Westminster Bank plc
62 Green Street
London
W1Y 4BA



National Westminster Bank PLC has executed this deed on the condition that the deed shall not be taken to be delivered for the purposes of Section 36A Companies Act 1985 (As Amended) until the deed has been formally dated by or on behalf of National Westminster Bank PLC.


EXECUTED (but not delivered until           )
the date hereof) as a DEED by               )
__________________________  for             )
and on behalf of PHJ&W No. 2                )
in the presence of:                         )



-------------------------------------
Name

                                                                       EXHIBIT C


                             EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (the "Agreement"), made as of __________, 1997, by and between XPEDITE SYSTEMS, INC. (collectively with its subsidiaries, "XSI"), a Delaware corporation with its principal offices at 446 Highway 35, Eatontown, NJ 07724, and DAVID PROCTOR (hereinafter "Executive"), an individual residing at Warren House, Moor End, Acaster Malbis, York Y02 1UQ.

          WHEREAS, Eagle Nominees Limited, the Executive's nominee, has entered into an agreement with XSL dated August __, 1997 (the "Buyback Agreement"), pursuant to which Xpedite Systems Limited, an English corporation ("XSL"), is to purchase the Sale Shares (as defined in the Buyback Agreement);

          WHEREAS, XSI, through its subsidiary PHJ&W No. 2, Limited, an English corporation (the "Purchaser"), has agreed to acquire the whole (save as provided in the Buyback Agreement) of the issued share capital of XSL having its registered office at Xpedite House, Pioneer Business Park, Amy Johnson Way, Clifton Moor, York, YO3 8XT, England pursuant to the terms of a Share Purchase Agreement dated August 8, 1997 made among (1) the Executive and the other stockholders of XSL, (2) XSI and (3) PHJ&W No. 2 Limited (the "Share Purchase Agreement"). Where the context so permits, definitions adopted in the Share Purchase Agreement shall have the same meanings in this Agreement; and

          WHEREAS, XSI wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to provide such services to XSI for said period, and upon the other terms and conditions hereinafter provided.

                NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. SERVICES PROVIDED. XSI agrees to utilize the services of Executive, and Executive agrees to provide such services, for the period stated in Paragraph 2 hereof and upon the other terms and conditions herein provided.

          2.       TERM, DUTIES AND CONDITIONS PRECEDENT.

                   (a) Term of Agreement. The term of this Agreement will commence on the Closing Date (the

"Commencement Date") and will continue until the date three (3) years after the Commencement Date. On each anniversary of the Commencement Date (each, an "Anniversary Date"), this Agreement will be renewed for a new three-year term commencing on such Anniversary Date unless either XSI or Executive notifies the other in writing, no later than ninety (90) days prior to the Anniversary Date, that it does not intend to renew this Agreement. If XSI notifies Executive that it does not intend to renew this Agreement, such notice will be considered an "Event of Termination" (as defined in Paragraph 5 herein), and benefits will be payable to Executive as specified in Paragraph 5.

                   (b) Termination Prior to Expiration of the Term. Notwithstanding the provisions of Section 2(a) hereof, this Agreement may also be terminated forthwith by either party prior to the end of the initial term or any renewal term hereof.

                   (c) Duties. During the period of Executive's employment hereunder, Executive shall serve as (i) as long as XSI's business is conducted through XSI (or another legal entity), Executive Vice President - European Operations (or a position of similar responsibility but in any event reporting directly to the President of XSI), or (ii) if the business of XSI ceases to be conducted through a separate legal entity (I.E. XSI's business is conducted as a "division" of a legal entity), as the principal officer responsible for European operations (or a position of similar responsibility but in any event reporting directly to the head of the division) in the division through which XSI's business is conducted. Executive shall perform his duties primarily in the York, England vicinity subject to reasonable travel obligations as may be necessary for the proper performance of Executive's duties under this Agreement. Except for illness, vacation periods, and reasonable leaves of absence, Executive shall devote all of his business time, attention, skill and efforts to the faithful performance of his duties in said office, and will use his reasonable efforts to further XSI's business interests.

                   (d) Conditions Precedent. This Agreement is being executed coincident with the acquisition of XSL by the Purchaser. As part of that transaction, it is understood that Executive will purchase at least $2.0 million of shares of common stock of XSI (the "Shares") at a price per share equal to the fair market value thereof on the date of purchase; such purchase shall occur within two business days after the completion of the transactions contemplated by the

Share Purchase Agreement. Executive agrees not to sell or in any way dispose of more than (i) 15% of the Shares during the first 12 months of this Agreement and
(ii) an aggregate of 25% of the Shares during the first 18 months of this Agreement, unless, in either case, there is an "Event of Termination" pursuant to Paragraph 5 hereof, or the liquidation or dissolution of XSI or the sale of all or substantially all of XSI's stock or assets, in which case Executive would be free to dispose of all the Shares.

                3.       COMPENSATION AND REIMBURSEMENT OF EXPENSES.

          (a) Compensation. For all services rendered by Executive to XSI during the term of this Agreement, XSI shall pay Executive a base salary of (pound)120,000 per year (the "Base Salary"); plus an annual bonus of up to (pound)48,000 (the "Bonus Amount"), which Bonus Amount is subject to adjustment in any particular year as described below. The actual annual bonus payable in any particular year shall be determined by taking into account the overall composite performance of XSI during such year as compared to the goals for revenue, EBITDA and net income (the "Goals") set forth in XSI's budget with respect to such year.1 Up to 25% of the Bonus Amount may be payable based on Executive's performance with respect to his direct responsibilities rather than XSI corporate performance. In determining XSI's performance as compared to the Goals, (i) extraordinary expenses incurred in connection with a sale of all or substantially all of the assets of XSI or a liquidation or dissolution of XSI after which XSI's business is to be continued by a successor entity (the foregoing or any similar transaction, a "Sale") or a recapitalization of XSI or other transaction pursuant to which XSI's outstanding debt is increased to $100 million or more and at least $60 million is distributed to XSI's shareholders (a "Recapitalization"), shall not be taken into account and (ii) the Goals for any particular year shall be amended as mutually agreed by Executive and XSI to take into account any Recapitalization, acquisition, merger or similar transaction which takes place during such year. If XSI achieves or exceeds the Goals for a particular year, the annual bonus payable to Executive shall be equal to the Bonus Amount with respect to such year. In the event XSI does not achieve the Goals for a particular year, the bonus


--------
1 For example, if XSI achieves 103% of the revenue Goal, 102% of the EBITDA Goal and 94% of the net income Goal, the "overall composite performance" of XSI as compared to the Goals would be equal to: (103 + 102 + 94) / 3 = 99.7%.

payable for such year shall be calculated as follows: (i) the bonus shall be equal to the Bonus Amount with respect to such year reduced by five percent (5%) for each one percent (1%) shortfall in XSI's performance for such year as measured against the Goals, up to a five percent (5%) shortfall in such performance, and (ii) if the shortfall in performance exceeds five percent (5%), the bonus payable for such year shall be further reduced by fourteen and two-tenths percent (14.2%) of the Bonus Amount for each one percent (1%) shortfall in XSI's performance in excess of five percent (5%). For example, if XSI achieved only ninety-four percent (94%) of the Goals for a particular year, the bonus for such year would be equal to the Bonus Amount with respect to such year, reduced by thirty-nine and two-tenths percent (39.2%). The Base Salary shall be paid on a biweekly basis. The annual bonus shall be payable at the end of each calendar year, in cash. The Base Salary shall increase on each anniversary of the date hereof, and the Bonus Amount for each of XSI's fiscal years during the term hereof shall increase, in each case by the greater of (x) five (5%) or (y) the increase over the previous twelve (12) months in the Retail Price Index as published by the United Kingdom government.

          (b) Reimbursement of Expenses and Administrative Support. XSI shall pay or reimburse Executive for all reasonable travel, relocation (if applicable) and other expenses incurred by Executive in performing his obligations under this Agreement. XSI further agrees to furnish Executive with office space and administrative support, and any other assistance and accommodations as shall be reasonably required by Executive in the performance of his duties under this Agreement. In addition, XSI agrees to pay to Executive an automobile allowance of (pound)750 monthly and to pay or reimburse Executive for all gasoline (for business and private uses), insurance, parking, maintenance and similar expenses during the term of this Agreement.

          (c) Stock Options. The parties acknowledge that Executive shall in the future be granted options to purchase stock of XSI pursuant to certain of XSI's incentive stock option plans and pursuant to certain other such options which may be granted at the discretion of the Board of Directors of XSI reasonably consistent with grants made to other members of XSI's senior management at Executive's level of responsibility.

          (d) Vacation. Executive shall be entitled to five (5) weeks paid vacation in each calendar year.

          (e) Withholding and Deductions. All payments made under this Agreement shall be subject to such withholding and deductions at the source as from time to time are required to be made pursuant to any law, regulation or order.

                4.       PARTICIPATION IN BENEFIT PLANS.

          (a) Participation. In addition to the payments provided in Paragraphs 3 and 5 hereof, to the extent legally permissible, Executive will participate, for the term of this Agreement and during the Severance Period (as defined herein), in all XSI benefit programs, including but not limited to group hospitalization, health, dental care, death benefit plan, long-term disability, pension or other retirement benefit plan or other present or future group employee benefit plans or programs of XSI for which key executives are or shall become eligible, on the same terms as other key executives of XSI.

          (b) Incapacity. In the event that Executive shall, by reasons of illness or mental or physical disability or incapacity, be unable to perform the duties and responsibilities required to be performed by him on behalf of XSI, the Base Salary payments as specified in Paragraph 3(a) herein shall continue for an uninterrupted period of one hundred eighty (180) days, then such payments shall be suspended. The Executive's entitlement to the Bonus Amount shall accrue through such 180-day period. Such payments shall be resumed upon the assumption by Executive of his activities on behalf of XSI as called for herein.

                5.       PAYMENTS TO EXECUTIVE UPON TERMINATION OF AGREEMENT.

          (a) Termination. Upon the occurrence of an Event of Termination (as hereinafter defined) during the term of this Agreement, the provisions of this Paragraph 5 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

          (i) The termination by XSI of this Agreement for any reason (including, but not limited to, XSI's election not to renew this Agreement pursuant to Paragraph 2(a) hereof) other than "cause" (as defined in Paragraph 6 herein); or

          (ii) Executive's termination of this Agreement, pursuant to:

          A. Material change by XSI of the Executive's responsibilities or assignments, which change would cause Executive's responsibilities or assignments to become of less responsibility or importance from the assignments and responsibilities described in Paragraph 2 above, and any such material change shall be deemed a continuing breach of this Agreement; or

          B. Any other breach of this Agreement by XSI.

          Upon the occurrence of any event described in clauses A or B above, Executive shall have the right to elect to terminate this Agreement, upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, three (3) calendar months after the event giving rise to said right to elect.

          (b) Continuation of Benefits. Upon the occurrence of an Event of Termination, in addition to any amounts payable pursuant to Paragraph 3 hereof, XSI shall pay semi-monthly to Executive the compensation described in Paragraph 3 herein, including the Base Salary and one twenty-fourth (1/24) of the annual bonus last paid to Executive. Such payments shall commence on the first day of the month following the date of termination hereof and shall continue for the remaining term of this Agreement or twenty-four (24) months, whichever is greater (the "Severance Period"). During the Severance Period, Executive shall continue to receive all other benefits to which Executive was entitled under Paragraphs 3 and 4 hereof.

          (c) Offset. If Executive becomes employed, other than with XSI, after an Event of Termination, but prior to the date at which the continued Base Salary, Bonus and other payments would have expired, any salary received by Executive as a result of such employment will be subtracted from any payments due Executive from XSI under Paragraph 5(b) hereunder.

                6.       TERMINATION FOR BREACH BY EXECUTIVE.

          (a) Conditions for Termination. Executive shall be considered in breach of this Agreement, and the Agreement subject to termination by XSI, in the following events:

                   (i) Willful disobedience of lawful instructions of the Board of Directors of XSI by Executive which continues after being afforded a reasonable opportunity to cure such disobedience; or

                   (ii) The commission of any indictable offense or any offense involving moral turpitude by
Executive; or

                   (iii) Gross negligence by Executive in carrying out his duties on behalf of XSI.

          (b) Notice. In the event XSI elects to terminate this Agreement pursuant to Paragraph 6(a), XSI shall give a thirty (30) day written notice of termination to Executive setting out, in detail, the reasons for termination. Upon the expiration of such thirty (30) day notice period this Agreement shall be wholly terminated subject to the payment to Executive of any remuneration or other amounts owing pursuant hereto.

          7. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the full and complete understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement between XSI or XSL and Executive.

          8. BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of Executive and XSI and their respective permitted successors and assigns. Notwithstanding any provision herein to the contrary, in the event of a Sale (whether by an asset acquisition, merger, consolidation, stock acquisition or similar transaction), this Agreement may be assigned by XSI or assumed by a purchaser of XSI or XSI's assets.

          9.       MODIFICATION AND WAIVER.

          (a) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          10. GOVERNING LAW, SUBMISSION TO JURISDICTION. This Agreement has been executed and delivered in England, and its validity, interpretation, performance, and enforcement shall be governed by the laws of England and Wales. Each party hereto submits to the jurisdiction of the High Court of London in connection with any action or proceeding arising out of or relating to this Agreement. Each party hereby waives the defenses of forum non conveniens and improper venue.

          11.      NOTICES.

          (a) Any notices or other communications (including any notices or other documents relating to service of legal process) required or permitted hereunder shall be addressed as follows:

                        If to XSI to:

                        c/o Xpedite Systems, Inc.
                        446 Highway 35
                        Eatontown, New Jersey 07724
                        Attn: Roy B. Andersen, Jr.

                        If to Executive:

                        David Proctor
                        Warren House
                        Moor End
                        Acaster Malbis
                        York YO2 1UQ
                        England

or such other address as shall be furnished in writing by either party in accordance with this Section 11, and any such notice or communication shall be deemed to have been given on the date specified in Section 11(b) both for the purposes of this Agreement and, in the context of service of legal process, for the purposes of the Rules of the Supreme Court, although the parties reserve the right to effect service of such legal process pursuant to such Rules.

          (b) Notices or other communications shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three business days after being mailed, (iii) if delivered by overnight courier or similar service, upon delivery, or (iv) if given by telecopy, upon confirmation of transmission by telecopy; PROVIDED, that if such notice or other communications would be otherwise deemed given on a day which is not a business day, the delivery shall be deemed given the first business day following such day.

                12.      OWNERSHIP.

                         (a)      Treatment of Improvements. Executive hereby
covenants and agrees that, during the continuance of his employment hereunder, all rights, title and interest in and to any intellectual or industrial property, including without limitation, all works, ideas, processes, systems, inventions, and improvements to XSI's operations (hereinafter, collectively, the "Improvements"), that are created or suggested by Executive in connection with his duties at XSI, and each of them, together with all patents, copyrights, trademarks, and trade secret rights therein, if any, shall be and remain the exclusive property of XSI and of XSI's assignees and successors.

                         (b)      Full Disclosure. Executive hereby covenants
and agrees to fully disclose all such Improvements, as and when such are created and shall promptly upon XSI's request, and without further consideration other than that provided for herein, but at no expense to Executive, to make all such applications, execute all such papers, and do all such things as may be necessary or desirable so that the ownership of such Improvements shall vest in XSI and so that XSI may obtain, own and exploit, for its own benefit and in all respects, such Improvements.

                13.      CONFIDENTIAL INFORMATION.

                         (a)      Use of Information. Except in connection with
the performance of Executive's proper performance of his duties hereunder, Executive shall not, either during the term of this Agreement or at any time thereafter, disclose the private affairs of XSI or any confidential information of XSI (including but not limited to customer lists, market research, business plans and projections, trade secrets and the like) to any person other than the officers and directors of XSI, or for XSI's purposes, and shall not use for his own purposes or for any purpose other than those of XSI any such confidential information which he may acquire in relation to the business and affairs of XSI; provided that Executive shall not be bound by this clause in respect of information entering the public domain through no fault of Executive.

          (b) Return of Information. Upon termination of this Agreement, all documents, records, notebooks, computer discs, and similar repositories of XSI information, including copies thereof, then in Executive's possession, whether prepared by him or others, will be left with or returned to XSI. All XSI information must be deleted from the hard drives of any computers Executive owns.

                14.      NON-COMPETITION.

          (a) Non-Solicitation. Executive acknowledges that XSI is, by its nature, a worldwide business having customers throughout the world. Executive shall not, without the written permission of XSI, during the term of this Agreement and until the passing of the Severance Period, or, in the event of there being no Severance Period, for a period of 18 months after termination of this Agreement (collectively the "Non-Compete Period") within the United Kingdom, Europe or the United States, solicit or hire the services of any management-level employee of XSI who was employed with XSI at the termination hereof for Executive's own purposes or for any other person or persons, partnership, firm, association, syndicate, company or corporation engaged in or concerned with or interested in a similar or competitive business as that conducted by XSI or any other business now or at any time during the term of this Agreement carried on by XSI (a "Competitive Business"). Without the written permission of XSI, Executive also shall not, during the term of the Non-Compete Period, engage in any such Competitive Business on his own account or become interested therein, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, lender, trustee or in any relation or capacity whatsoever. Executive also shall not on behalf of a Competitive Business, without the written permission of XSI, during the term of the Non-Compete Period solicit any customer of XSI that was a customer of XSI and with which the Executive dealt during the term of this Agreement, it being understood and agreed that each of the above combinations of time and area shall be severable. If Executive has any questions or uncertainty about whether a particular activity constitutes a violation of this Agreement, Executive shall make inquiry of XSI's President prior to engaging in such activity.

          (b) Severability. XSI and Executive agree that if a court of competent jurisdiction shall limit, restrict or otherwise change the geographical area or time period referred to in Paragraph 14(a) hereof, that the limited, restricted or changed geographical area or time period determined by the said court shall, for the purposes of the said paragraph, be deemed to be the geographical area and/or time period referred to in the said paragraph as if they were the original geographical area and time period set out herein.

          (c) Voidability. Notwithstanding the provisions of Paragraph 14(a) herein, the provisions of said Paragraph 14(a) shall be considered voided upon a termination of this Agreement pursuant to the provisions of Paragraph 5(a) except when such Event of Termination is caused by notice not to renew this Agreement as provided in Paragraph 2(a) herein. In this latter case the provisions of Paragraph 14(a) shall apply.

          15. MUTUAL RELEASE. At the end of the Severance Period, upon receipt by Executive of all payments required by Paragraph 5(b) herein, the parties hereto will be deemed to have mutually irrevocably and unconditionally released all claims, promises, debts, causes of action or similar rights of any type or nature that either party has or had which in any way relate to or arise from this Agreement. The parties hereto further agree, upon and after the effectiveness of such releases, not to criticize, denigrate or otherwise disparage any other person or entity described in this Agreement.

          IN WITNESS THEREOF, XSI has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Agreement, all as of the day and year first above written.


                         XPEDITE SYSTEMS, INC.



                         By:
                                 -----------------------------
                                 Name:
                                 Title:


                                 -----------------------------
                                 David Proctor

                                   EXHIBIT D
                                   ---------


               Rules to Apply in Arbitration in addition to the
            RULES OF THE LONDON COURT OF INTERNATIONAL ARBITRATION
            ------------------------------------------------------

          The provisions of this Exhibit D relating to any arbitration proceeding initiated in connection with that certain Share Purchase Agreement dated as of August ___, 1997 among PHJ&W No. 2, Limited, Xpedite Systems, Inc., and the shareholders of Xpedite Systems Limited (as amended from time to time, the "Agreement").


          a. The arbitrators shall have the power and authority to award relief under legal or equitable principles, including interim or preliminary relief and the parties hereto hereby consent to the entry of any such interim, preliminary or final relief by any court of competent jurisdiction. Nothing herein shall limit the right of any party, before and during such arbitration, to have recourse to such judicial remedies, including preliminary injunction and attachment, as would be available in the absence of Section 12.09 of the Agreement.

          b. In deciding any matter submitted to them involving this Agreement, the arbitrators shall be bound to apply the respective contractual provisions of the Agreement and shall be bound by any prior determinations made by any other arbitrators appointed under the Agreement. In no event shall the arbitrators have the authority, by reason of
                Section 12.09 of the Agreement or otherwise, to render a decision that is contrary to the express intent of the parties as set forth in the Agreement.

          c. All parties to the Agreement not initially named as a party to an arbitration under the Agreement shall be given notice of the commencement of the arbitration and shall have the right to join as a party to the arbitration, by written notice to all other parties to this Agreement within thirty (30) days after receipt of written notice of the commencement of the arbitration. Any such party or parties receiving written notice that shall fail to seek to join within such period of thirty (30) days shall nonetheless be bound by the final award of the arbitrators. Upon invitation by any party to this Agreement, any person or persons not named as a party to such arbitration shall have the right to join as a party or parties to such arbitration and be bound by Section
                12.09 of the Agreement and the final award of the arbitrators, provided that a majority of the arbitrators appointed for the arbitration shall determine that the person or persons seeking to join the arbitration have a material interest in the subject matter of the arbitration.

          d. The arbitrators shall, upon the request of any party to the arbitration, issue a factually detailed, reasoned written opinion of their findings of fact and conclusions, legal or otherwise. Upon the receipt by the requesting party of that written opinion, the requesting party shall have the right within ten (10) days to file with the arbitrators a motion to reconsider, and the arbitrators thereupon shall reconsider the issues raised by that motion and either confirm or change their majority decision, which shall then be final and conclusive upon all parties in accordance with Section 12.09 of the Agreement. The costs of such a motion for reconsideration shall be borne by the requesting party.

          e. Judgment upon any award rendered by the arbitrators may be entered in any court in any country, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, a the law of such jurisdiction may require or allow. The parties agree to exclude any right of application or appeal to any courts, including those of the place of arbitration, in connection with any question either of law or of fact arising in the course of the arbitration or with respect to any award made.

                                                                       Exhibit E

                           CLOSING DATE CERTIFICATE
                           ------------------------


       This Closing Date Certificate is delivered to PHJ&W No. 2 Limited (the "Purchaser") in connection with the closing of the transactions contemplated by that certain Share Purchase Agreement dated as of August 8, 1997 among (1) the Purchaser, (2) Xpedite Systems, Inc., and (3) the shareholders of Xpedite Systems Limited (including the undersigned) (as amended through the date of this Certificate, the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

       Subject to the terms of the Purchase Agreement (particularly, but without limitation, Article XI), the undersigned hereby certifies to the following:

       1. The representations and warranties of the Shareholders contained in the Purchase Agreement are true on the date hereof, with the same effect as though made on the date hereof; PROVIDED, that this certification will be deemed true and correct unless the failure of such representations and warranties to be true and correct (i) constitutes a Material Adverse Change or (ii) involves the matters represented and warranted to in any of SECTION 2.03, 3.01, 3.02 or 3.03 of the Purchase Agreement and would cause any party to the Purchase Agreement to be unable to complete the transactions contemplated thereby or (iii) is as a result of the actual revenues, cash flow (I.E., earnings before interest, taxes, depreciation and amortization) or net profit for the aggregate six-month period covered by the June 1997 Accounts, being in any case less than 90% of the amount thereof reflected in the June 1997 Accounts.

       2. The Shareholders have performed and complied in all material respects with all agreements and covenants required by the Purchase Agreement to be performed and complied with by them prior to the date hereof; PROVIDED, that this certification will be deemed true and correct unless the failure to perform and comply with such agreements and covenants (i) constitutes a Material Adverse Change or (ii) involves a breach of a covenant set forth in (A) SECTION 6.01(b), with respect to increases in compensation and/or benefits only, (B) SECTION 6.02 - 6.07 (inclusive), (C)
SECTION 6.17 or (D) Section 6.22.

       It is acknowledged by the Purchaser that David Proctor only signs this certificate as a formality to the Closing and without assuming any liability whatsoever solely as a result of his making the certifications herein.

       IN WITNESS WHEREOF, each of the undersigned has executed this Certificate as of this ____ day of ______________, 199 .



                           ------------------------------
                           David Proctor



                           Apax Partners & Co. Ventures
                           Limited, as manager of Apax
                           Ventures IV and Apax IV
                           International Partners, L.P.

                           By:
                              ------------------------------
                              Name:
                              Title:


                                      -2-